EXECUTION VERSION

WESTERN ALLIANCE BANK
as Issuer
-and-
COMPUTERSHARE TRUST COMPANY, N.A.
as Securities Administrator

NOTE ISSUANCE AND ADMINISTRATION AGREEMENT
with respect to
WESTERN MORTGAGE REFERENCE NOTES, SERIES 2021-CL2

December 29, 2021

Table of Contents
Section    Page
- i -

Exhibits
Form of Tranched Credit Default Swap    Exhibit A
Form of Registered Global Note    Exhibit B
Arbitration Notice    Exhibit C

- ii -

THIS NOTE ISSUANCE AND ADMINISTRATION AGREEMENT, dated December 29, 2021 (this "Agreement"), between WESTERN ALLIANCE BANK, an Arizona corporation organized under the laws of Arizona, as issuer (the "Bank"), and COMPUTERSHARE TRUST COMPANY, N.A., a national banking association organized under the laws of the United States of America, as securities administrator (the "Securities Administrator", which term shall also include any successor appointed in accordance with Section 25 or Section 26 of this Agreement).
WHEREAS, the Bank has entered into a Note Purchase Agreement, dated December 29, 2021, with the Dealer (as defined below) pursuant to which the Dealer will purchase the Western Mortgage Reference Notes, Series 2021-CL1, Class M-1 Notes, Class M-2 Notes, Class M-3 Notes, Class M-4 Notes, Class M-5 Notes and Class B Notes (the "Notes") for resale to certain investors as provided for therein;
WHEREAS, the Notes will be issued subject to, and with the benefit of, this Agreement;
WHEREAS, the Notes are linked to a hypothetical tranched credit default swap transaction;
WHEREAS, for purposes of making calculations under the Notes, the Bank will be deemed on the Closing Date to have entered into the hypothetical tranched credit default swap transaction with a market counterparty with the highest credit standing which satisfies all the criteria that the Bank applies generally at the time in deciding whether to offer or to make an extension of credit (the "Tranched Credit Default Swap Counterparty") pursuant to which the Bank is the "Fixed Rate Payer" and the Tranched Credit Default Swap Counterparty is the "Floating Rate Payer" and which tranched credit default swap shall have the terms set out in the Tranched Credit Default Swap (as defined below) and, for purposes of the Notes, the Tranched Credit Default Swap shall be construed as if it had been entered into on its terms;
WHEREAS, for purposes of making principal distributions on the Notes, reference is made to a hypothetical structure in which a class of senior certificates and multiple classes of subordinate certificates are issued and on which certain distributions in respect of the Reference Obligations referred to in the Tranched Credit Default Swap are made; and
WHEREAS, it is intended that the rights and obligations of the parties (including a Noteholder (as defined below)) in respect of the Notes are to be governed by this Agreement and the other Basic Documents (as defined below).
IT IS HEREBY AGREED as follows:
Section 1.    Definitions and Interpretation.
(a)    The following terms shall have the following meanings:
"Accrual Period" means, with respect to each Payment Date, the period beginning on and including the immediately preceding Payment Date (or, in the case of the first Payment Date, the Closing Date) and ending on and including the day preceding such Payment Date.
"Affiliate" means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another Person or a Subsidiary of such other Person, and any Subsidiary of a Person shall be deemed to be an Affiliate of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock or otherwise.
"Aggregate Modification Loss Amount" shall have the meaning specified in the Tranched Credit Default Swap.
"Aggregate Principal Return Amount" means, at any date of determination, an amount equal to the sum of the Principal Return Amounts of all Outstanding Notes at such time.

"Agreement" shall have the meaning specified in the preamble herein.
"Alternate Arbitration Rules" shall have the meaning ascribed thereto in Section 15(j) of this Agreement.
"Applicable Credit Support Percentage" means, for each Class of Subordinate Certificates and any Payment Date, the sum of the Class Subordination Percentage of that Class and the aggregate Class Subordination Percentage of all other Classes (if any) of Subordinate Certificates having higher numerical Class designations than that Class. For purposes of this Agreement, (i) the Class M-R1 Certificates have the lowest numerical Class designation among the Classes of Subordinate Certificates, and the Class B-R1 Certificates have the highest numerical Class designation among the Classes of Subordinate Certificates and (ii) the "order of payment priority" of the Subordinate Certificates shall commence sequentially in the following order: the Class M-R1 Certificates, the Class M-R2 Certificates, the Class M-R3 Certificates, the Class M-R4 Certificates, the Class M-R5 Certificates and the Class B-R1 Certificates.
"Arbitration Determination" shall have the meaning ascribed thereto in Section 15(o) of this Agreement.
"Arbitration Month" means each of July and January.
"Arbitration Notice" shall have the meaning ascribed thereto in Section 15(d) of this Agreement.
"Authorized Representative" means any officer of the Bank identified to the Securities Administrator on an officer's certificate of the Bank certifying the incumbency and specimen signatures of those officers of the Bank authorized to execute Notes on behalf of the Bank by manual or facsimile signature and to give instructions and notices on behalf of the Bank under this Agreement. Until the Securities Administrator receives a subsequent officer's certificate, the Securities Administrator shall be entitled to rely on the last such officer's certificate delivered to it for the purposes of determining the identities of Authorized Representatives of the Bank.
"Bank" means Western Alliance Bank, or any successor in interest.
"Bank Remittance Date" means, with respect to any Payment Date, two Business Days prior to such Payment Date.
“Bankruptcy” shall have the meaning specified in the Tranched Credit Default Swap.
"Basic Documents" means this Agreement (including the Tranched Credit Default Swap), the Review Agreement, the Redemption Calculation Agent Agreement, each Note and any other agreements, documents and instruments entered into by the Bank from time to time in connection therewith.
"Benchmark" means, as of the Closing Date, the SOFR Rate; provided, that if a Benchmark Transition Event and its related Benchmark Replacement Date shall have occurred with respect to the then-current Benchmark, then "Benchmark" shall mean the applicable Benchmark Replacement.
"Benchmark Determination Date" means with respect to a Payment Date, (i) if the Benchmark is Term SOFR or Compounded SOFR, the SOFR Determination Date and (ii) if the Benchmark is any other rate, the date determined by the Bank in accordance with the Benchmark Replacement Conforming Changes.
"Benchmark Replacement" means the first alternative set forth in the order below that can be determined by the Bank as of the related Benchmark Replacement Date:
(i)    the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current

Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment; and
(ii)    the sum of: (a) the alternate rate of interest that has been selected by the Bank as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated securitizations at such time and (b) the Benchmark Replacement Adjustment.
"Benchmark Replacement Adjustment" means the first alternative set forth in the order below that can be determined by the Bank as of the related Benchmark Replacement Date:
(i)    the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected, endorsed or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement; and
(ii)    the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Bank giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated securitization transactions at such time.
"Benchmark Replacement Conforming Changes" means, in connection with the determination of any Benchmark Transition Event or Benchmark Replacement Date or the adoption of any Benchmark Replacement, Unadjusted Benchmark Replacement or Benchmark Replacement Adjustment, any technical, administrative or operational changes (including changes to the definition of "Accrual Period," timing and frequency of determining rates and making payments of interest, changes to the definition of "Corresponding Tenor" and other administrative matters) that the Bank decides may be appropriate to reflect such determination or adoption in a manner substantially consistent with market practice (or, if the Bank decides that adoption of any portion of such market practice is not administratively feasible or if the Bank determines that no such market practice exists, in such other manner as the Bank determines is reasonably necessary); provided, such changes are operationally feasible for the Securities Administrator and do not limit the Securities Administrator's rights or indemnities.
"Benchmark Replacement Date" means the applicable date set forth below:
(i)    in the case of clause (i) or (ii) of the definition of "Benchmark Transition Event," the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the relevant Benchmark permanently or indefinitely ceases to provide such Benchmark; or
(ii)    in the case of clause (iii) of the definition of "Benchmark Transition Event," the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, with respect to a Payment Date, if the Benchmark Replacement Date occurs on the same day as the related Benchmark Determination Date, the Benchmark Replacement Date shall be deemed to have occurred prior to such Benchmark Determination Date.
"Benchmark Transition Event" means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(i)    a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that the administrator has ceased or will cease to provide the Benchmark permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(ii)    a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or
(iii)    a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.
"Benchmark Transition Event Notice" shall have the meaning ascribed thereto in Section 11(e) of this Agreement.
"Book-Entry Note" means, any Note registered in the name of DTC or its nominee, ownership and transfers of which are reflected on the books of DTC or on the books of a Person maintaining an account with DTC (directly or as an indirect participant in accordance with the rules of DTC). Initially, all of the Notes will be Book-Entry Notes.
"Business Day" means any day other than (i) a Saturday or a Sunday, (ii) a day on which the Federal Reserve or the New York Stock Exchange is closed or (iii) a day on which banking institutions in the City of New York, New York, the State of Arizona, the State of Delaware, the State of Florida, the State of Maryland, the State of Minnesota, the State of New Jersey, the State of New York or any state in which the Corporate Trust Office of the Securities Administrator or the servicing offices of the Bank are located, are authorized or obligated by law or executive order to be closed.
"Capitalized Amounts" means, in connection with a Loss Mitigation Modification, the aggregate amount of any Servicing Advances, interest and any other amounts that are added to the Unpaid Principal Balance of the related Reference Obligation.
"Certificate Principal Amount" means, for any Class of Certificates and any Payment Date, the initial principal amount of such Class of Certificates as set forth in the table below, as reduced or increased, as applicable, prior to such Payment Date (unless the context otherwise indicates that it is inclusive of any applicable allocations made on such Payment Date) by the amount of all allocations thereto pursuant to Section 7.

Class of Certificates	Initial Principal Amount
Class A-R1	$6,073,370,605
Class M-R1	$83,110,000
Class M-R2	$79,912,000
Class M-R3	$54,341,000
Class M-R4	$44,751,000
Class M-R5	$25,572,000
Class B-R1	$31,966,000

"Certificates" means the Class A-R1, Class M-R1, Class M-R2, Class M-R3, Class M-R4, Class M-R5 and Class B-R1 Certificates.
"Class" means Notes or Certificates, as applicable, having the same class designation.
"Class B Initial Principal Return Amount" means, as of the Closing Date, $13,658,000.
"Class B Principal Payment Amount" means, for any Payment Date, the amount that the Securities Administrator allocates to the Class B-R1 Certificates in reduction of such Class' Certificate Principal Amount pursuant to Section 7(a)(ii) on such Payment Date.
"Class Coupon" means, with respect to each Class of Notes for any Accrual Period, the per annum rate equal to the sum of the Benchmark plus (i) prior to the first Benchmark Replacement Date (if any) following the Closing Date, the spread set forth in the table below or (ii) on and after the first Benchmark Replacement Date (if any) following the Closing Date, the sum of the spread set forth in the table below and the related Benchmark Replacement Adjustment; provided, that the Class Coupon for any Class of Notes for any Accrual Period shall not be less than 0.00%.

Class of Notes	Class Coupon
Class M-1	SOFR + 3.15%
Class M-2	SOFR + 3.70%
Class M-3	SOFR + 4.10%
Class M-4	SOFR + 5.35%
Class M-5	SOFR + 6.50%
Class B	SOFR + 8.50%

"Class M-1 Initial Principal Return Amount" means, as of the Closing Date, $63,734,000.
"Class M-1 Principal Payment Amount" means, for any Payment Date, the amount that the Securities Administrator allocates to the Class M-R1 Certificates in reduction of such Class' Certificate Principal Amount pursuant to Section 7(a)(ii) on such Payment Date.
"Class M-2 Initial Principal Return Amount" means, as of the Closing Date, $63,735,000.
"Class M-2 Principal Payment Amount" means, for any Payment Date, the amount that the Securities Administrator allocates to the Class M-R2 Certificates in reduction of such Class' Certificate Principal Amount pursuant to Section 7(a)(ii) on such Payment Date.
"Class M-3 Initial Principal Return Amount" means, as of the Closing Date, $43,249,000.
"Class M-3 Principal Payment Amount" means, for any Payment Date, the amount that the Securities Administrator allocates to the Class M-R3 Certificates in reduction of such Class' Certificate Principal Amount pursuant to Section 7(a)(ii) on such Payment Date.
"Class M-4 Initial Principal Return Amount" means, as of the Closing Date, $31,867,000.

"Class M-4 Principal Payment Amount" means, for any Payment Date, the amount that the Securities Administrator allocates to the Class M-R4 Certificates in reduction of such Class' Certificate Principal Amount pursuant to Section 7(a)(ii) on such Payment Date.
"Class M-5 Initial Principal Return Amount" means, as of the Closing Date, $11,381,000.
"Class M-5 Principal Payment Amount" means, for any Payment Date, the amount that the Securities Administrator allocates to the Class M-R5 Certificates in reduction of such Class' Certificate Principal Amount pursuant to Section 7(a)(ii) on such Payment Date.
"Class Principal Amount" means, with respect to any Class of Notes as of any time of determination, the unpaid principal balance of such Class of Notes as of such time of determination taking into account all allocations and distributions prior to such time of determination.
"Class Subordination Percentage" means, for any Payment Date and each Class of Subordinate Certificates, an amount equal to a fraction (expressed as a percentage), the numerator of which is the Certificate Principal Amount of that Class (prior to any distributions or allocations on such Payment Date) and the denominator of which is the aggregate of the Certificate Principal Amounts of all Classes of Certificates (prior to any distributions or allocations on such Payment Date).
"Closing Date" means December 29, 2021.
"Collection Period" means with respect to any Payment Date, the calendar month prior to the month in which such Payment Date occurs.
"Compounded SOFR" means the compounded average of SOFRs for the applicable Corresponding Tenor as such rate appears on the FRBNY's Website at the applicable SOFR Determination Time on the SOFR Determination Date; provided, that, if and to the extent that such rate does not appear on the FRBNY's Website at the applicable SOFR Determination Time on the SOFR Determination Date, unless otherwise specified in writing by the Bank in its sole discretion, such term means the applicable compounded average of SOFRs for the applicable Corresponding Tenor as published in respect of the first preceding U.S. Government Securities Business Day for which such rate appeared on the FRBNY's Website.
"Comptroller's Regulations" means the regulations of the United States Comptroller of the Currency relating to securities offerings by national banks and federally-licensed United States branches of foreign banks (12 C.F.R. Part 16), as such regulations may be amended from time to time.
"Computershare Trust Company" means Computershare Trust Company, N.A., a national banking association and any successor in interest.
"Cooperative Loan" shall have the meaning specified in the Tranched Credit Default Swap.
"Corporate Trust Office" means, with respect to the Securities Administrator (including in its capacity as registrar), the principal corporate trust office of the Securities Administrator for the administration of this Agreement, located at (i) for purposes of transfers or exchanges of Registered Notes, Computershare Trust Company, N.A., MAC N9300-070, 600 South Fourth Street, 7th Floor, Minneapolis, Minnesota 55415, Attn: Corporate Trust Services, Western 2021-CL2, and (ii) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attn: Client Manager, WAB 2021-CL2, and or at such other address as the Securities Administrator may designate in writing to the Bank.
"Corresponding Tenor" means a tenor (including overnight) having the length (disregarding any business day adjustment) of 30 days or one month, and with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding any business day adjustment) as the applicable tenor for the Benchmark preceding such Benchmark Replacement.
"CPR" shall have the meaning ascribed thereto in Section 15(j) of this Agreement.

"CPR Institute Rules" shall have the meaning ascribed thereto in Section 15(j) of this Agreement.
"Current Interest" means, for each Class of Notes on any Payment Date and for the related Accrual Period, an amount equal to (a) the Class Coupon for such Class of Notes for such Accrual Period; multiplied by (b) the Class Principal Amount of such Class of Notes immediately prior to such Payment Date; multiplied by (c) the actual number of days in the related Accrual Period; divided by (d) 360; provided, however, that no provision of this Agreement shall require the payment of Current Interest in excess of the maximum permitted by applicable law.
"Cut-off Date" means the close of business on November 30, 2021.
"Dealer" means J.P. Morgan Securities LLC.
"Defective Reference Obligation" shall have the meaning specified in the Tranched Credit Default Swap.
"Definitive Registered Note" means a definitive Registered Note in certificated or definitive form, registered in the name of a person other than DTC or its nominee, as the case may be, or in such other form as may be agreed between the Bank and the Securities Administrator.
"Delinquent" shall have the meaning specified in the Tranched Credit Default Swap.
"Distribution Account" means the segregated trust account established and maintained by the Securities Administrator entitled "Distribution Account of Computershare Trust Company, N.A., as Securities Administrator for the benefit of the Holders of Western Mortgage Reference Notes, Series 2021-CL2."
"Dollars" or "$" means the lawful currency of the United States.
"Draft Report Date" means, with respect to any Payment Date, the fifth Business Day prior to such Payment Date.
"DTC" means The Depository Trust Company in New York, New York.
"DTC Global Note" means a Registered Global Note denominated in Dollars deposited with a custodian for, and registered in the name of a nominee of, DTC.
"DTC Letter of Representations" means the letter of representations executed by the Bank in favor of DTC.
"Due Date" shall have the meaning specified in the Tranched Credit Default Swap.
"Eligibility Criteria" shall have the meaning specified in the Review Agreement.
"Eligible Investments" means at any time, any one or more of the following obligations and certificates:
(i)    obligations of the United States or any agency thereof, provided that such obligations are backed by the full faith and credit of the United States and have a short-term credit rating in the highest short-term rating category (i.e., " K1+ " if KBRA is the Rating Agency) or a long-term credit rating in one of the two highest rating categories (i.e., "AA" or higher if KBRA is the Rating Agency), in each case, from the Rating Agency;
(ii)    general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of the Rating Agency, or such lower rating as to which the Rating Agency Condition is satisfied;

(iii)    commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of the Rating Agency, or such lower rating as to which the Rating Agency Condition is satisfied;
(iv)    certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) are then rated one of the two highest long-term and the highest short-term ratings of the Rating Agency, or such lower rating as to which the Rating Agency Condition is satisfied;
(v)    demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;
(vi)    guaranteed reinvestment agreements issued by any bank, insurance company or other corporation that has the highest short-term rating of the Rating Agency at the time of the contractual commitment;
(vii)    repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;
(viii)    securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of the Rating Agency (except if the Rating Agency is KBRA, such rating shall be the highest commercial paper rating of KBRA for any such series);
(ix)    interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by the Rating Agency rating such fund or such lower rating as to which the Rating Agency Condition is satisfied, including funds for which the Securities Administrator or any of its Affiliates is investment manager or adviser; and
(x)    such other investments having a specified stated maturity and bearing interest or sold at a discount that have been assigned the highest short-term rating by the Rating Agency;
provided, that no such instrument shall be an Eligible Investment if such instrument evidences the right to receive interest-only payments with respect to the obligations underlying such instrument.
"Event of Default" means the occurrence of one or more of the following events:
(a)    any failure by the Bank to pay or cause to be paid when due any amount due under the Notes in accordance with the information contained in the related Servicing Information Report and such failure shall continue for a period of 30 days after the earlier of (i) the date on which a Responsible Officer of the Bank has actual knowledge of such failure and (ii) the date on which written notice of such failure is received by the Bank from the Required Noteholders;
(b)    except as otherwise provided in clause (a) above, the Bank (in any of its capacities) shall fail to perform or observe any term, covenant, agreement or undertaking hereunder or under any Note, which failure materially and adversely affects the rights of the Noteholders, and such failure shall remain unremedied for 60 days after the date on which written notice thereof has been given to the Bank by the Required Noteholders;

(c)    any representation or warranty made by the Bank (in any of its capacities) in this Agreement that at time of detection materially and adversely affects the rights of the Noteholders, shall prove to have been incorrect in any material respect when made or deemed made, and shall remain incorrect for a period of 60 days after the date on which written notice thereof has been given to the Bank by the Required Noteholders; or
(d)    an Insolvency Event shall occur with respect to the Bank;
provided, however, that an event or failure of performance described in clauses (a), (b) or (c) above for a period of thirty (30) Business Days (after giving effect to any applicable grace period set forth in such clause) shall not constitute an Event of Default if such event or failure of performance was caused by a Force Majeure Event.
"Federal Reserve Bank of New York's Website" means the website of the Federal Reserve Bank of New York, which as of the date hereof is located at http://www.newyorkfed.org, or any successor source.
"Final Adjustment Reference Obligation" means, at the end of the Holdback Period, any Reference Obligation as to which (i) a Scheduled Payment is 30 days or more Delinquent as of such date, as specified in the Servicing Information Report, (ii) the related Mortgaged Property is in foreclosure as of such date, (iii) the related Mortgagor is subject to Bankruptcy as of such date or (iv) the related Mortgaged Property is an REO Property as of such date; provided that a Liquidated Reference Obligation shall not be considered a "Final Adjustment Reference Obligation".
"Final Determination" shall have the meaning specified in the Review Agreement.
"Final Redemption Adjustment Amount" means, for any applicable Payment Date, an amount equal to the sum, for all Reference Obligations that are Final Adjustment Reference Obligations as of the end of the calendar month preceding such Payment Date, of the following amount with respect to each such Final Adjustment Reference Obligation: the excess, if any, of (i) the sum of (a) the Unpaid Principal Balance of such Final Adjustment Reference Obligation as of the end of the calendar month preceding the related Payment Date, (b) all accrued but unpaid interest on such Final Adjustment Reference Obligation (to the extent that such accrued but unpaid interest has not been included in the Unpaid Principal Balance of such Final Adjustment Reference Obligation) through the end of the calendar month preceding the related Payment Date, (c) the amount of all unreimbursed Servicing Advances in respect of such Final Adjustment Reference Obligation that are not included in the Unpaid Principal Balance of such Final Adjustment Reference Obligation as of the end of the calendar month preceding the related Payment Date and (d) the amount of all payments with respect to such Final Adjustment Reference Obligation that were the subject of a Forbearance and that have not previously been paid by the related Mortgagor over (ii) the value of the related Mortgaged Property as reported by the Redemption Calculation Agent pursuant to the Redemption Calculation Agent Agreement.
"Fixed Amount" shall have the meaning specified in the Tranched Credit Default Swap.
"Forbearance" shall have the meaning specified in the Tranched Credit Default Swap.
"Force Majeure Event" means, with respect to any Person, any event beyond its control, including, without limitation, any (i) provision of any present or future law or regulation or act of any governmental authority (other than, in the case of the Bank, any such law, regulation or act that would constitute a Regulatory Event), (ii) act of God or natural disaster, (iii) act of declared or undeclared war, (iv) act of terrorism or sabotage, (v) civil or military disturbance, (vi) epidemic or pandemic or related quarantine, (vii) strike or work stoppage, (viii) accident, (ix) interruption, loss or malfunction of utilities, communications, or computer (software and hardware) services, (x) unavailability of the Federal Reserve Bank wire or telex system or other applicable wire or funds transfer system, and (xi) unavailability of any securities clearing system.
"Forgiveness Event" shall have the meaning specified in the Tranched Credit Default Swap.

"FRBNY's Website" means the website of the Federal Reserve Bank of New York, which as of the date of this Agreement is located at https://apps.newyorkfed.org/markets/autorates/sofr-avg-ind or at such other page as may replace such page on the FRBNY's website.
"Holdback Amount" means, for the Note Maturity Date or the Initial Redemption Date, as applicable, an amount equal to either (i) $0, if the related redemption occurs as a result of a Regulatory Event specified in clause (A) or (B) of the definition of Regulatory Event or (ii) the sum, for all Reference Obligations that are Sub-Performing Reference Obligations as of the end of the calendar month preceding such Note Maturity Date or Initial Redemption Date, as applicable, of the following amounts with respect to each such Sub-Performing Reference Obligation:
(i)    the excess, if any, of (a) the sum of (1) the Unpaid Principal Balance of such Sub-Performing Reference Obligation as of the end of the calendar month preceding the Note Maturity Date or the Initial Redemption Date, as applicable, (2) all accrued but unpaid interest on such Sub-Performing Reference Obligation (to the extent that such accrued but unpaid interest has not been included in the Unpaid Principal Balance of such Sub-Performing Reference Obligation) through the end of the calendar month preceding the Note Maturity Date or the Initial Redemption Date, as applicable, (3) the amount of all unreimbursed Servicing Advances in respect of such Sub-Performing Reference Obligation that are not included in the Unpaid Principal Balance of such Sub-Performing Reference Obligation as of the end of the calendar month preceding the Note Maturity Date or the Initial Redemption Date, as applicable, and (4) the amount of all payments that were the subject of a Forbearance and that have not previously been paid by the related Mortgagor over (b) the value of the related Mortgaged Property as reported by the Redemption Calculation Agent pursuant to the Redemption Calculation Agent Agreement; and
(ii)    an amount equal to 10% of the Unpaid Principal Balance of the Sub-Performing Reference Obligation as of the end of the calendar month preceding the Note Maturity Date or the Initial Redemption Date, as applicable.
"Holdback Period" means either (i) the period commencing on the Note Maturity Date or Initial Redemption Date, as applicable, and ending on the Payment Date in the fourth calendar month after the calendar month in which the Note Maturity Date or Initial Redemption Date, as applicable, occurs or (ii) in the event of a redemption that occurs as a result of a Regulatory Event specified in clause (A) or (B) of the definition of Regulatory Event, the period deemed to commence on, and end on, the Initial Redemption Date.
"Ineligible Reference Obligation" shall have the meaning specified in the Tranched Credit Default Swap.
"Initial Aggregate Principal Return Amount" means $227,624,000.
"Initial Notional Amount" shall have the meaning specified in the Tranched Credit Default Swap.
"Initial Redemption Date" shall have the meaning ascribed thereto in Section 14(b) of this Agreement.
"Initial Redemption Payment Amount" shall have the meaning ascribed thereto in Section 14(f) of this Agreement.
"Insolvency Event" means, for any Person:
(i)    that such Person shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or

(ii)    a proceeding shall have been instituted in a court having jurisdiction over such Person or its property seeking a decree, judgment or order for relief in respect of such Person for all or substantially all of its property in an involuntary case commenced against such Person or its property under any applicable federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect for the relief of debtors, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or for all or substantially all of its property, or for the winding-up or liquidation of its affairs and such proceeding shall result in the entry of an order for relief, judgment, or appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official which order, judgment or appointment shall remain unstayed or undismissed or in effect for a period of sixty (60) consecutive days; or
(iii)    the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar state, federal, or foreign law now or hereafter in effect, or such Person's consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or for all or substantially all of its property, or the making of any general assignment for the benefit of creditors.
"Insurance Proceeds" shall mean, with respect to any Reference Obligation, any proceeds of insurance policies insuring such Reference Obligation or the related Mortgaged Property.
"Investment Grade Rating" means a rating of BBB- by the Rating Agency or, if the Rating Agency does not rate the relevant bank, an equivalent rating by another nationally recognized rating agency.
"Investor Reporting Website" means the Securities Administrator's website, which as of the Closing Date shall be located at www.ctslink.com, or any successor website established by the Securities Administrator.
"KBRA" means Kroll Bond Rating Agency, LLC .
"Liquidated Reference Obligation" shall have the meaning specified in the Tranched Credit Default Swap.
"Loss Mitigation Modification" shall have the meaning specified in the Tranched Credit Default Swap.
"Material Test Failure" shall have the meaning specified in the Review Agreement.
"Monthly Report" means the report described in Section 12 of this Agreement.
"Mortgaged Property" means the underlying property securing a Reference Obligation, which, with respect to a Cooperative Loan, consists of the related cooperative shares and proprietary lease.
"Mortgagor" shall have the meaning specified in the Tranched Credit Default Swap.
"NAF Servicing Agreement" means the amended and restated mortgage loan purchase and servicing agreement, dated February 6, 2019, between New American Funding and the Bank.
"Net Liquidation Proceeds" shall have the meaning specified in the Tranched Credit Default Swap.
"New American Funding" means Broker Solutions, Inc. dba New American Funding.
"Non-Performing Reference Obligation" means any Reference Obligation (i) with respect to which a Scheduled Payment is 90 days or more Delinquent as specified in the Servicing Information Report, (ii) as to which the related Mortgaged Property is in foreclosure, (iii) as to which the related

Mortgagor is subject to Bankruptcy or (iv) as to which the related Mortgaged Property is an REO Property; provided that a Liquidated Reference Obligation shall not be considered a "Non-Performing Reference Obligation".
"Non-Performing Reference Obligation Percentage" means, with respect to any Payment Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Unpaid Principal Balance as of the last day of the related Collection Period of all of the Reference Obligations that are Non-Performing Reference Obligations as of the last day of the related Collection Period, and the denominator of which is the aggregate Unpaid Principal Balance of all of the Reference Obligations as of the last day of the related Collection Period.
"Note Maturity Date" means the earlier to occur of (i) the Payment Date occurring after the occurrence of an Event of Default and (ii) the Stated Maturity Date.
"Note Percentage" means, with respect to any Note on any date of determination, the percentage equivalent of a fraction, the numerator of which is the Principal Return Amount of such Note on such date and the denominator of which is the Aggregate Principal Return Amount on such date
"Note Register" shall have the meaning ascribed thereto in Section 9(a) of this Agreement.
"Noteholders" means the several Persons who are for the time being holders of outstanding Notes (being the registered owner thereof as reflected in the Note Register), and the expressions "Noteholder," "holder of Notes" and related expressions shall be construed accordingly.
"Notes" shall have the meaning specified in the Recitals hereto.
"Optional Purchase Date" shall have the meaning ascribed thereto in Section 14(a) of this Agreement.
"Original Applicable Credit Support Percentage" means, with respect to each Class of Subordinate Certificates, the related Applicable Credit Support Percentage as of the Closing Date.
"Original Subordinate Certificate Principal Amount" means, with respect to the Subordinate Certificates, the aggregate Certificate Principal Amount of the Subordinate Certificates as of the Closing Date.
"Outstanding" means, at any particular time, all Notes theretofore issued other than (a) those which have been redeemed in full in accordance with their terms and with this Agreement, (b) those with respect to which the redemption date in accordance with their terms has occurred and the redemption monies therefor (including any premium and all interest (if any) accrued thereon to the redemption date and any interest (if any) payable after such date) have been duly paid to or deposited to the account of the Securities Administrator as provided herein (and, where appropriate, notice has been given to the Noteholders in accordance with the terms thereof and Section 16) and remain available for payment, (c) those which have become void in accordance with their terms, (d) those which have been cancelled, (e) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes in accordance with their terms, and (f) (for the purposes only of determining the aggregate principal amount of Notes outstanding and without prejudice to the status of any Note for any other purpose) those Notes alleged to have been lost, stolen or destroyed and with respect to which replacement Notes have been issued in accordance with their terms; provided, however, that in determining whether the holders of the requisite principal amount of Outstanding Notes are present at a meeting of holders of Notes for quorum purposes or have made any request, authorization, notice, consent or waiver hereunder or under the Notes, Notes owned by the Bank or any of its Affiliates shall be disregarded and deemed not to be Outstanding.
"Patriot Act" means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Title III of Pub. L. 107-56 (signed into law October 26, 2001) and its implementing regulations.

"Payahead" shall have the meaning specified in the Tranched Credit Default Swap.
"Payment Date" means the "Fixed Rate Payer Payment Date" (as defined in the Tranched Credit Default Swap).
"Performing Maturity Date Modification Reference Obligation" shall have the meaning specified in the Tranched Credit Default Swap.
"Person" means any corporation (including a statutory trust), natural person, firm, joint venture, joint stock company, limited liability company, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.
"Preliminary Determination" shall have the meaning specified in the Review Agreement.
"Principal Payment Amount" means with respect to (i) the Class M-1 Notes, the Class M-1 Principal Payment Amount, (ii) the Class M-2 Notes, the Class M-2 Principal Payment Amount, (iii) the Class M-3 Notes, the Class M-3 Principal Payment Amount, (iv) the Class M-4 Notes, the Class M-4 Principal Payment Amount, (v) the Class M-5 Notes, the Class M-5 Principal Payment Amount and (vi) the Class B Notes, the Class B Principal Payment Amount.
"Principal Prepayment" means any Mortgagor payment of principal or other recovery of principal on a Reference Obligation (other than Net Liquidation Proceeds or Payaheads) that is recognized as having been received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the Reference Obligation in accordance with the terms of the Mortgage Note or the Servicing Agreements, as applicable.
"Principal Return Amount" means, as of any date of determination, an amount (not less than zero) equal to the Initial Aggregate Principal Return Amount minus the sum of (i) the sum of all "Floating Rate Payer Calculation Amounts" (as defined in the Tranched Credit Default Swap) calculated pursuant to the Tranched Credit Default Swap for any Payment Date on or prior to such date of determination and (ii) the sum of all Principal Payment Amounts paid in respect of the Notes by the Bank on or prior to such date of determination.
"Private Placement Memorandum" means the Private Placement Memorandum relating to the Notes as revised, supplemented, amended or updated and such documents as are from time to time incorporated therein by reference.
"Qualified Reviewer" means any Person that (i) is not the Bank or an affiliate of the Bank or an affiliate of any of the Reviewer Termination Noteholders, as applicable, and (ii) is a recognized third-party with experience performing due diligence on residential mortgage loans.
"Rating Agency" means Kroll Bond Rating Agency, LLC or any successor in interest.
"Rating Agency Condition" shall have the meaning specified in the Tranched Credit Default Swap.
"Realized Loss" shall have the meaning specified in the Tranched Credit Default Swap.
"Record Date" means, with respect to any Payment Date and (i) a Book-Entry Note, the close of business on the Business Day immediately preceding such Payment Date and (ii) a Definitive Registered Note, the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Payment Date occurs.
"Redemption Adjustment Amount" means, for the Note Maturity Date or the Initial Redemption Date, as applicable, an amount equal to either (i) $0, if the related redemption occurs as a result of a Regulatory Event specified in clause (A) or (B) of the definition of Regulatory Event or (ii) in any other instance not specified in clause (i), the sum, for all Reference Obligations that are Severely Sub-

Performing Reference Obligations as of the end of the calendar month preceding the Note Maturity Date or the Initial Redemption Date, as applicable, of the following amount with respect to each such Severely Sub-Performing Reference Obligation: the excess, if any, of (a) the sum of (1) the Unpaid Principal Balance of the Severely Sub-Performing Reference Obligation as of the end of the calendar month preceding the Note Maturity Date or the Initial Redemption Date, as applicable, (2) all accrued but unpaid interest on such Severely Sub-Performing Reference Obligation (to the extent that such accrued but unpaid interest has not been included in the Unpaid Principal Balance of such Severely Sub-Performing Reference Obligation) through the end of the calendar month preceding the Note Maturity Date or the Initial Redemption Date, as applicable, (3) the amount of all unreimbursed Servicing Advances in respect of such Severely Sub-Performing Reference Obligation that are not included in the Unpaid Principal Balance of such Severely Sub-Performing Reference Obligation as of the end of the calendar month preceding the Note Maturity Date or the Initial Redemption Date, as applicable, and (4) the amount of all payments that were the subject of a Forbearance and that have not previously been paid by the Mortgagor over (b) the value of the related Mortgaged Property as reported by the Redemption Calculation Agent pursuant to the Redemption Calculation Agent Agreement.
"Redemption Calculation Agent" means Pentalpha Surveillance LLC and its permitted successors and assigns under the Redemption Calculation Agent Agreement.
"Redemption Calculation Agent Agreement" means the Redemption Calculation Agent Agreement, dated December 29, 2021, among the Bank, the Redemption Calculation Agent and the Securities Administrator, as amended, restated, supplemented or otherwise modified from time to time.
"Redemption Calculation Agent Fee" shall have the meaning specified in the Redemption Calculation Agent Agreement.
"Reference Obligation" shall have the meaning specified in the Tranched Credit Default Swap.
"Reference Portfolio" shall have the meaning specified in the Tranched Credit Default Swap.
"Reference Portfolio Notional Amount" shall have the meaning specified in the Tranched Credit Default Swap.
"Reference Registry" shall have the meaning specified in the Tranched Credit Default Swap.
"Registered Global Note" means a global Registered Note substantially in the form set out in Exhibit B hereto or in such other form as may be agreed upon between the Bank and the Securities Administrator.
"Registered Note" means one or more global Notes in fully registered form without receipts, coupons or talons.
"Regulatory Event" means the enactment of any applicable law, order, regulation, decree or notice, however described, or the promulgation of, or any change in, the interpretation by any court, tribunal, regulatory authority or similar administrative or judicial body with competent jurisdiction of any previously enacted law, order, regulation, decree or notice, however described, that, in the Issuer's sole determination (subject to following paragraphs), (A) renders the transaction illegal or would cause the imposition of regulatory fines or penalties on the Issuer, (B) constitutes a direction by a regulator to terminate the transaction or (C) materially and adversely impacts either the ability of the Issuer to benefit from the transaction or the regulatory treatment or cost of the transaction with respect to the Issuer; provided that, with respect to (C), an event will only qualify if it results in a change of least 25% in the blended risk weighting attributed to the Reference Pool (after taking into account the issuance of the Notes).
"Relevant Governmental Body" means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

"Removal Price" means with respect to (a) any Reference Obligation that (i) the Issuer has determined did not satisfy the Eligibility Criteria and that the Issuer has elected to remove from the Reference Pool, or has sold to an unaffiliated third party, (ii) is determined to be an Ineligible Reference Obligation, (iii) is removed from the Reference Portfolio because it is a Performing Maturity Date Modification Reference Obligation or (iv) is removed from the Reference Portfolio because it is a Defective Reference Obligation, an amount equal to 100% of the Unpaid Principal Balance of the Reference Obligation on the date of removal from the Reference Registry and (b) any Liquidated Reference Obligation with respect to which there is a Realized Loss and that is determined to be an Ineligible Reference Obligation, the lesser of (i) the amount of the related Realized Loss and (ii) the sum of the amounts specified in the "Removal Price Limitation" column in Annex A for each Test for which a Material Test Failure was finally determined (after any related arbitration determination) with respect to such Liquidated Reference Obligation; provided, however, that for purposes of this clause (b)(ii), if the amount specified in the "Removal Price Limitation" column for eligibility criterion (d) and in option (ii) in such column for eligibility criterion (h) are both applicable for purposes of this calculation, such amount will only be included once in this calculation. The Issuer will not sell Reference Obligations with a total Unpaid Principal Balance greater than 20% of the Reference Portfolio Notional Amount at the time of sale and will not sell cumulatively, from the Closing Date onwards, an aggregate amount of Reference Obligations with a total Unpaid Principal Balance greater than 20% of the Initial Notional Amount. Additionally, the Issuer will not sell non-performing Reference Obligations.
"REO Property" shall have the meaning specified in the Tranched Credit Default Swap.
"Representative" shall have the meaning ascribed thereto in Section 15(d) of this Agreement.
"Required Noteholders" means, at any date of determination, the Noteholders having in the aggregate Note Percentages of at least 66-2/3%.
"Responsible Officer" means, with respect to (i) the Bank, any officer with the title of "Managing Director" or a higher level title, in each case, having day-to-day responsibility for the monitoring or performance of the Bank's duties under the Basic Documents and (ii) the Securities Administrator, any officer thereof having direct responsibility for the administration of this Agreement and, with respect to any particular matter, any other officer of the Securities Administrator to whom such matter is referred because of such officer's knowledge of and familiarity with the particular issue or who is otherwise authorized to act on behalf of the Securities Administrator with respect to such matter.
"Review" shall have the meaning specified in the Review Agreement.
"Review Agreement" means the Review Agreement, dated December 29, 2021, among the Bank, the Reviewer and the Securities Administrator, as amended, restated, supplemented or otherwise modified from time to time.
"Review Materials" shall have the meaning specified in the Review Agreement.
"Review Quorum" means, at any date of determination, the Noteholders having an aggregate Note Percentage of more than 25%.
"Review Trigger" shall have the meaning specified in the Review Agreement.
"Review Trigger Notice" shall have the meaning specified in the Review Agreement.
"Reviewer" means Pentalpha Surveillance LLC and its permitted successors and assigns under the Review Agreement.
"Reviewer Annual Fee" shall have the meaning specified in the Review Agreement.
"Reviewer Fees" shall have the meaning specified in the Review Agreement.

"Reviewer Termination Noteholders" shall have the meaning ascribed thereto in Section 24(a) of this Agreement.
"Scheduled Payment" shall have the meaning specified in the Tranched Credit Default Swap.
"Securities Act" means the Securities Act of 1933, as amended.
"Securities Administrator" means Computershare Trust Company, its successors and permitted assigns under this Agreement or any successor securities administrator appointed hereunder.
"Securities Administrator Fee" means, with respect to any Payment Date, an amount equal to the greater of (i) 1/12th of the product of (a) the aggregate Unpaid Principal Balance of the Reference Obligations as of the first day of the related Collection Period and (b) the Securities Administrator Fee Rate, and (ii) $2,500.
"Securities Administrator Fee Rate" means, with respect to each Reference Obligation, a per annum rate equal to 0.0029%.
"Senior Percentage" means, for the Closing Date, approximately 95.00%, and for any Payment Date, the lesser of (a) 100% and (b) the percentage equivalent of a fraction, the numerator of which is the aggregate Certificate Principal Amount of the Class A-R1 Certificates on such Payment Date (prior to any distributions or allocations on such Payment Date) and the denominator of which is the aggregate Unpaid Principal Balance of all of the Reference Obligations as of the first day of the related Collection Period.
"Senior Prepayment Percentage" means, for any Payment Date, the Senior Percentage for such Payment Date; provided, however, that if the Senior Percentage exceeds (i) the Senior Percentage as of the Closing Date, minus (ii) the product of (A) the Non-Performing Reference Obligation Percentage for such Payment Date and (B) 25%, the Senior Prepayment Percentage for that Payment Date will equal 100%. If on any Payment Date the allocation to the Class A-R1 Certificates then entitled to distributions of Principal Prepayments and other amounts in the percentage required by this definition would reduce the aggregate Certificate Principal Amount of the Class A-R1 Certificates to below zero, the Senior Prepayment Percentage for that Payment Date will be limited to the percentage necessary to reduce the aggregate Certificate Principal Amount of the Class A-R1 Certificates to zero.
"Senior Principal Distribution Amount" means, with respect to any Payment Date, an amount, not less than zero, equal to (x) the sum of:
(1)    the Senior Percentage of the principal portion of each Scheduled Payment actually received on each Reference Obligation during the related Collection Period (including the principal portion of any Payaheads received during the related Collection Period);
(2)    the Senior Prepayment Percentage of the following amount:
(i)    the aggregate principal portion of the Principal Prepayments made by Mortgagors with respect to all Reference Obligations during the related Collection Period; plus
(ii)    each other unscheduled collection on the Reference Obligations, including any Insurance Proceeds and any Subsequent Recoveries, representing or allocable to recoveries of principal of the Reference Obligations and received during the related Collection Period; plus
(iii)    the aggregate Removal Price received during the related Collection Period for all applicable Reference Obligations or Liquidated Reference Obligations; and plus

(iv)    with respect to all Reference Obligations that became Liquidated Reference Obligations during the related Collection Period, the aggregate Net Liquidation Proceeds allocable to principal received with respect to such Liquidated Reference Obligations during such Collection Period;
minus
(v)    the sum of (1) the aggregate amount of Capitalized Amounts with respect to the Reference Obligations for the related Collection Period and (2) the aggregate amount of Subsequent Realized Losses with respect to the Reference Obligations for the related Collection Period;
provided, however, that
(A)    until the aggregate Certificate Principal Amount of the Class A-R1 Certificates is reduced to zero, if on any Payment Date the aggregate Certificate Principal Amount of the Class M-R4, Class M-R5 and Class B-R1 Certificates is zero (prior to any distributions or allocations on such Payment Date), the Senior Principal Distribution Amount for such Payment Date will include all principal collections on the Reference Obligations distributable on that Payment Date, and the Subordinate Principal Distribution Amount will be zero;
(B)    until the aggregate Certificate Principal Amount of the Class A-R1 Certificates is reduced to zero, if on any Payment Date the Six-Month Average Delinquent Balance, as a percentage of the aggregate Certificate Principal Amount of the Subordinate Reference Certificates on such Payment Date (prior to any distributions or allocations on such Payment Date), equals or exceeds 25%, the Senior Principal Distribution Amount for such Payment Date will include all principal collections on the Reference Obligations distributable on that Payment Date, and the Subordinate Principal Distribution Amount will be zero;
(C)    until the aggregate Certificate Principal Amount of the Class A-R1 Certificates is reduced to zero, if on any Payment Date the cumulative amount of Realized Losses (net of Subsequent Recoveries) incurred since the Closing Date through the end of the calendar month immediately preceding such Payment Date exceeds 15% of the Original Subordinate Certificate Principal Amount, the Senior Principal Distribution Amount for such Payment Date will include all principal collections on the Reference Obligations distributable on the Payment Date, and the Subordinate Principal Distribution Amount will be zero; and
(D)    if on any Payment Date the allocation of the Senior Principal Distribution Amount in accordance with the foregoing to the Class A-R1 Certificates would reduce the aggregate Certificate Principal Amount of the Class A-R1 Certificates to below zero, the distribution of the Senior Principal Distribution Amount to the Class A-R1 Certificates for such Payment Date will be limited to the portion necessary to reduce the aggregate Certificate Principal Amount of the Class A-R1 Certificates to zero.
"Servicers" means The Money Source and New American Funding.
"Servicing Advance" shall have the meaning specified in the relevant Servicing Agreement.
"Servicing Agreement" means each of the TMS Servicing Agreement and the NAF Servicing Agreement.
"Servicing Information Report" means a monthly report in the form attached to the Servicing Agreements.

"Severely Sub-Performing Reference Obligation" means, as of any date of determination, any Reference Obligation as to which (i) a Scheduled Payment is 120 days or more Delinquent as of such date as specified in the Servicing Information Report, (ii) the related Mortgaged Property is in foreclosure as of such date, (iii) the related Mortgagor is subject to Bankruptcy as of such date or (iv) the related Mortgaged Property is an REO Property as of such date; provided that a Liquidated Reference Obligation shall not be considered a "Severely Sub-Performing Reference Obligation".
"Six-Month Average Delinquent Balance" means, for any Payment Date, the quotient obtained by dividing (i) the sum of the Sixty-Day Delinquent Balances for the related Collection Period and the five immediately preceding Collection Periods (or if there have been fewer than five immediately preceding Collection Periods, such lesser number of immediately preceding Collection Periods) by (ii) six (or if there have been fewer than six Collection Periods, such lesser number of Collection Periods).
"Sixty-Day Delinquent Balance" means, for any Collection Period, the sum of (i) the aggregate Unpaid Principal Balance as of the end of such Collection Period of all Reference Obligations that were 60 days or more Delinquent as specified in the Servicing Information Report (including Reference Obligations in foreclosure, REO property or Reference Obligations the Mortgagor of which is in Bankruptcy) as of the end of such Collection Period and (ii) the aggregate Unpaid Principal Balance as of the end of such Collection Period of all Reference Obligations subject to a Loss Mitigation Modification or Forgiveness Event in such Collection Period or the 11 immediately preceding Collection Periods (or if there have been fewer than 11 immediately preceding Collection Periods, such lesser number of immediately preceding Collection Periods), provided that for the purposes of this calculation, the Unpaid Principal Balance of any Reference Obligation that is 60 days or more Delinquent as specified in the Servicing Information Report and subject to a Loss Mitigation Modification or Forgiveness Event in the same Collection Period shall only be included in either clause (i) or clause (ii) for that Collection Period.
"SOFR" means, with respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York's Website.
"SOFR Adjustment Conforming Changes" means, with respect to any SOFR Rate, any technical, administrative or operational changes (including changes to the definition of "Accrual Period," timing and frequency of determining rates and making payments of interest, changes to the definition of "Corresponding Tenor", rounding of amounts or tenors, and other administrative matters) that the Bank decides, from time to time, may be appropriate to adjust such SOFR Rate in a manner substantially consistent with or conforming to market practice (or, if the Bank decides that adoption of any portion of such market practice is not administratively feasible or if the Bank determines that no such market practice exists, in such other manner as the Bank determines is reasonably necessary); provided, such changes are operationally feasible for the Securities Administrator and do not limit the Securities Administrator's rights or indemnities.
"SOFR Determination Date" means, with respect to the first Payment Date, December 27, 2021. As to each subsequent Payment Date prior to the occurrence of a Benchmark Transition Event, the second U.S. Government Securities Business Day prior to the immediately preceding Payment Date.
"SOFR Determination Time" means, 3:00 p.m. (New York time) on the U.S. Government Securities Business Day when Compounded SOFR is published on the FRBNY's Website.
"SOFR Rate" means, with respect to each Class of Notes, (i) initially a rate equal to Compounded SOFR for the Corresponding Tenor of 30 days; and (ii) subsequently, commencing at a date determined by the Bank, in its sole discretion, to be operationally, administratively and technically feasible, Term SOFR for the Corresponding Tenor, as adjusted by any applicable SOFR Adjustment Conforming Changes made by the Bank in its sole discretion.
"Stated Maturity Date" means the Payment Date in July 2059.
"Sub-Performing Reference Obligation" means, as of any date of determination, any Reference Obligation with respect to which (i) a Scheduled Payment is 30 days or more Delinquent as of such date and (ii) no Scheduled Payment is 120 days or more Delinquent as of such date, in each case, as specified in the Servicing Information Report. For the avoidance of doubt, a Sub-Performing Reference Obligation shall not include any Reference Obligation (i) as to which the related Mortgaged Property is in foreclosure as of such date, (ii) as to which the related Mortgagor is subject to Bankruptcy as of such date, (iii) as to which the related Mortgaged Property is an REO Property as of such date or (iv) that is a Liquidated Reference Obligation.
"Subordinate Certificates" means the Class M-R1, Class M-R2, Class M-R3, Class M-R4, Class M-R5 and Class B-R1 Certificates. For purposes of this Agreement, (i) the Class M-R1 Certificates have the lowest numerical Class designation among the Classes of Subordinate Certificates, and the Class B-R1 Certificates have the highest numerical Class designation among the Classes of Subordinate Certificates and (ii) the "order of payment priority" of the Subordinate Certificates shall commence sequentially in the following order: the Class M-R1 Certificates, the Class M-R2 Certificates, the Class M-R3 Certificates, the Class M-R4 Certificates, the Class M-R5 Certificates and the Class B-R1 Certificates.
"Subordinate Class Percentage" means, with respect to any Payment Date and any Class of Subordinate Certificates, the percentage equivalent of a fraction, the numerator of which is the aggregate Certificate Principal Amount of such Class on such Payment Date (prior to any distributions or allocations on such Payment Date) and the denominator of which is the aggregate Certificate Principal Amount of all Classes of Subordinate Certificates on such Payment Date (prior to any distributions or allocations on such Payment Date).
"Subordinate Percentage" means, with respect to any Payment Date, an amount equal to the difference between 100% and the Senior Percentage on that Payment Date. The initial Subordinate Percentage as of the Closing Date will be approximately 5.00%.
"Subordinate Prepayment Percentage" means, with respect to any Payment Date, the difference between 100% and the Senior Prepayment Percentage on that Payment Date.
"Subordinate Principal Distribution Amount" means, with respect to any Payment Date, an amount, not less than zero, equal to (x) the sum of:
(1)    the Subordinate Percentage of the principal portion of each Scheduled Payment actually received on each Reference Obligation during the related Collection Period (including the principal portion of any Payaheads received during the related Collection Period);
(2)    the Subordinate Prepayment Percentage of the following amount:
(i)    the aggregate principal portion of the Principal Prepayments made by Mortgagors with respect to all Reference Obligations during the related Collection Period; plus
(ii)    each other unscheduled collection on the Reference Obligations, including any Insurance Proceeds and any Subsequent Recoveries, representing or allocable to recoveries of principal of the Reference Obligations and received during the related Collection Period; plus
(iii)    the aggregate Removal Price received during the related Collection Period for all applicable Reference Obligations or Liquidated Reference Obligations; and plus
(iv)    with respect to all Reference Obligations that became Liquidated Reference Obligations during the related Collection Period, the aggregate Net Liquidation Proceeds allocable to principal received with respect to such Liquidated Reference Obligations during such Collection Period;

minus
(v)    the sum of (1) the aggregate amount of Capitalized Amounts with respect to the Reference Obligations for the related Collection Period and (2) the aggregate amount of Subsequent Realized Losses with respect to the Reference Obligations for the related Collection Period;
provided, however, that
(A)    notwithstanding the above, with respect to each Class of Subordinate Certificates (other than the Class of Subordinate Certificates then outstanding with the lowest numerical Class designation), if on any Payment Date the Applicable Credit Support Percentage for such Class is less than the sum of (i) the Original Applicable Credit Support Percentage for that Class and (ii) the product of (x) the Non-Performing Reference Obligation Percentage for such Payment Date and (y) 25%, no distribution of principal will be made on such Payment Date to such Class and all Classes of Subordinate Certificates with a lower principal distribution priority (each such Class for purposes of this clause (A) only, a "Locked-out Class"). Instead, the Subordinate Principal Distribution Amount otherwise distributable to each such Locked-out Class on that Payment Date will be allocated among the more senior Classes of Subordinate Certificates that are not Locked-out Classes, pro rata, based upon their respective Certificate Principal Amounts, until the aggregate Certificate Principal Amount of such more senior Classes of Subordinate Certificates are reduced to zero, and the remaining Subordinate Principal Distribution Amount will be included in the Senior Principal Distribution Amount for such Payment Date; provided, that, in the event the aggregate Certificate Principal Amount of the Class A-R1 Certificates and the aggregate Certificate Principal Amount of each Class of Subordinate Certificates which is not a Locked-out Class has been reduced to zero or is reduced to zero, any remaining Subordinate Principal Distribution Amount will be allocated to the Locked-out Classes in order of payment priority, in each case, until the Certificate Principal Amount thereof has been reduced to zero. For the avoidance of doubt, the Class B-R1 Certificates will be a Locked-Out Class until the Certificate Principal Amount of all other Classes of Certificates has been reduced to zero;
(B)    in addition, until the aggregate Certificate Principal Amount of the Class A-R1 Certificates is reduced to zero, if on any Payment Date the aggregate Certificate Principal Amount of the Class M-R4, Class M-R5 and Class B-R1 Certificates is zero (prior to any distributions or allocations on such Payment Date), the Senior Principal Distribution Amount for such Payment Date will include all principal collections on the Reference Obligations distributable on that Payment Date, and the Subordinate Principal Distribution Amount will be zero; provided, that, in the event the aggregate Certificate Principal Amount of the Class A-R1 Certificates has been reduced to zero or is reduced to zero, any remaining principal collections on the Reference Obligations distributable on that Payment Date will be included in the Subordinate Principal Distribution Amount for such Payment Date;
(C)    in addition, until the aggregate Certificate Principal Amount of the Class A-R1 Certificates is reduced to zero, if on any Payment Date the Six-Month Average Delinquent Balance, as a percentage of the aggregate Certificate Principal Amount of the Subordinate Certificates on such Payment Date (prior to any distributions or allocations on such Payment Date), equals or exceeds 25%, the Senior Principal Distribution Amount for such Payment Date will include all principal collections on the Reference Obligations distributable on that Payment Date, and the Subordinate Principal Distribution Amount will be zero; provided, that, in the event the aggregate Certificate Principal Amount of the Class A-R1 Certificates has been reduced to zero or is reduced to zero, any remaining principal collections on the Reference Obligations distributable on that Payment Date will be included in the Subordinate Principal Distribution Amount for such Payment Date; and

(D)    in addition, until the aggregate Certificate Principal Amount of the Class A-R1 Certificates is reduced to zero, if on any Payment Date the cumulative amount of Realized Losses (net of Subsequent Recoveries) incurred since the Closing Date through the end of the calendar month immediately preceding such Payment Date exceeds 15% of the Original Subordinate Certificate Principal Amount, the Senior Principal Distribution Amount for such Payment Date will include all principal collections on the Reference Obligations distributable on the Payment Date, and the Subordinate Principal Distribution Amount will be zero; provided, that, in the event the aggregate Certificate Principal Amount of the Class A-R1 Certificates has been reduced to zero or is reduced to zero, any remaining principal collections on the Reference Obligations distributable on that Payment Date will be included in the Subordinate Principal Distribution Amount for such Payment Date.
"Subsequent Realized Losses" shall have the meaning specified in the Tranched Credit Default Swap.
"Subsequent Recoveries" shall mean the following amounts: (i) with respect to a Liquidated Reference Obligation that incurred a Realized Loss in a month prior to the month of receipt of such amount, amounts received by each Servicer (net of any Servicing Advances and other expenses permitted to be reimbursed pursuant to the applicable Servicing Agreement) specifically related to such Liquidated Reference Obligation, (ii) to the extent not included in clause (i), funds received by each Servicer from a Mortgagor after extinguishment of the lien of the related Mortgage or forgiveness of the indebtedness evidenced by the related Mortgage Note and (iii) any other amount treated as a Subsequent Recovery by either Servicer.
"Subsidiary" means, for any Person, any corporation or other business organization more than 50% of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more such corporations or organizations owned or controlled, directly or indirectly, by such Person and one or more of its Subsidiaries, and any partnership of which such Person or any such corporation or organization is a general partner.
"Supplemental Servicing Report" means a monthly report in the form attached to the Servicing Agreements.
"Term SOFR" means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.
"Test" shall have the meaning specified in the Review Agreement.
"The Money Source" means The Money Source, Inc.
"TMS Servicing Agreement" means that certain subservicing agreement, dated September 24, 2019, among The Money Source and the Bank.
"Tranched Credit Default Swap" means a swap confirmation in the form set out in Exhibit A attached hereto (and including all Annexes thereto) forming part of a 2002 ISDA Master Agreement between the Bank and the Tranched Credit Default Swap Counterparty (the "ISDA Master Agreement") and which swap confirmation shall be deemed to have been entered into between the Bank and the Tranched Credit Default Swap Counterparty as of the Closing Date for purposes of the Notes issued hereunder.
"Tranched Credit Default Swap Counterparty" shall have the meaning specified in the Recitals to this Agreement.
"U.S. Government Securities Business Day" means any day except for a Saturday, a Sunday or a day on which SIFMA recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

"Unadjusted Benchmark Replacement" means the Benchmark Replacement excluding the applicable Benchmark Replacement Adjustment.
"United States" or "U.S." means the United States of America.
"Unpaid Principal Balance" shall have the meaning specified in the Tranched Credit Default Swap.
"USD" shall have the meaning specified in the Tranched Credit Default Swap.
(b)    Terms and expressions not defined herein and that are defined in the Review Agreement, the Tranched Credit Default Swap or the Notes shall have the same meanings in this Agreement, except where the context requires otherwise.
(c)    Any references to Notes shall, unless the context otherwise requires, include any Registered Global Notes and Definitive Registered Notes.
(d)    Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."
(e)    Any reference in this Agreement to any agreement means such agreement as it may be amended, restated, supplemented or otherwise modified from time to time. Any reference in this Agreement to any law, statute, regulation, rule or other legislative action means such law, statute, regulation, rule or other legislative action (and any successor thereto) as amended, supplemented or otherwise modified from time to time, and shall include any rule or regulation promulgated thereunder. Any reference in this Agreement to a Person shall include the permitted successors or assignees of such Person. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References to any subsection, Section, Schedule or Exhibit are references to subsections, Sections, Schedules and Exhibits in or to this Agreement, unless otherwise specified. The term "including" means "including without limitation."
(f)    For purposes of this Agreement, (i) the Class M-R1 Certificates have the "lowest numerical Class designation" among the Classes of Subordinate Certificates, and the Class B-R1 Certificates have the "highest numerical Class designation" among the Classes of Subordinate Certificates and (ii) the "order of payment priority" of the Subordinate Certificates shall commence sequentially in the following order: the Class M-R1 Certificates, the Class M-R2 Certificates, the Class M-R3 Certificates, the Class M-R4 Certificates, the Class M-R5 Certificates and the Class B-R1 Certificates. For the avoidance of doubt the order of the Classes based on their numerical Class designations from lowest numerical Class designation to highest numerical Class designation is as follows: the Class M-R1 Certificates, the Class M-R2 Certificates, the Class M-R3 Certificates, the Class M-R4 Certificates, the Class M-R5 Certificates and the Class B-R1 Certificates.
Section 2.    Appointment of Securities Administrator.
(a)    The Bank hereby appoints the Securities Administrator to act, upon the terms and subject to the conditions set forth herein, as paying agent for the Notes and as registrar and transfer agent for the Registered Notes and any Definitive Registered Notes and to perform such other obligations and duties imposed upon it by the Notes and subject to the limitation described on the Notes and hereby, and the Securities Administrator hereby accepts such appointments. Computershare Trust Company, N.A. will perform its obligations as Securities Administrator through its Computershare Corporate Trust division (including, as applicable, any agents or affiliates utilized thereby).
(b)    The Securities Administrator shall have the powers and authority granted to and conferred upon it in the Notes and hereby and such further powers and authority to act on behalf of the Bank as may be mutually agreed upon by the Bank and the Securities Administrator. All of the terms and provisions with respect to such powers and authority contained in the Notes are subject to and governed by the terms and provisions hereof.
Section 3.    Supply of Notes; Validity.
(a)    The Bank shall from time to time, upon request of the Securities Administrator, deliver or cause to be delivered to the Securities Administrator a supply of blank Registered Global Notes as the Bank shall determine, bearing consecutive control numbers. Each Note shall have been executed by the manual or facsimile signature of an Authorized Representative of the Bank. The Securities Administrator will acknowledge receipt of the Notes delivered to it and will hold such blank Notes in safekeeping in accordance with its customary practice and shall complete, authenticate and deliver such Notes in accordance with the provisions hereof.
(b)    Any Note bearing the manual or facsimile signatures of persons who are Authorized Representatives of the Bank on the date such signatures are affixed shall bind the Bank after the completion, authentication and delivery thereof by the Securities Administrator, notwithstanding that such persons shall have ceased to hold office on the date such Note is so completed, authenticated and delivered by the Securities Administrator.
Section 4.    Issuance Instructions.
All instructions regarding the completion, authentication and delivery of Notes shall be given to the Securities Administrator by an Authorized Representative by e-mail, by facsimile transmission or by other written means acceptable to the Securities Administrator.
Section 5.    Issuance of Registered Global Notes.
(a)    On the Closing Date, upon delivery of an order from an Authorized Representative of the Bank and the applicable Registered Global Notes, the Securities Administrator shall
(i)    authenticate such Registered Global Notes; and
(ii)    deliver such Registered Global Notes to a custodian of DTC in accordance with such instructions against receipt from the custodian of confirmation that such custodian is holding the Registered Global Notes so delivered in safe custody for the account of DTC and instruct DTC to credit the Notes represented by such Registered Global Notes, unless otherwise agreed in writing between the Securities Administrator and the Bank, to the Securities Administrator's participant account at DTC.
(b)    The Securities Administrator shall provide DTC with such notifications, instructions or other information to be given by the Securities Administrator to DTC as may be required by this Agreement and the DTC Letter of Representations.
Section 6.    Distributions; Servicing.
(a)    Subject to Section 6(b), on each Bank Remittance Date (other than the Bank Remittance Date related to the Note Maturity Date and any Bank Remittance Date during the Holdback Period), the Bank shall remit to the Distribution Account for payment to the Noteholders an amount equal to (i) the Current Interest for each Class of Notes as reduced by any allocations pursuant to Section 7 on such Payment Date and (ii) the Principal Payment Amount for each Class of Notes; provided that the Principal Payment Amount payable to any Class of Notes shall not exceed such Class' Class Principal Amount as reduced or increased, as applicable, by all allocations to such Class' Class Principal Amount pursuant to Section 7 on such Payment Date.

The Bank shall remit to the Distribution Account all amounts payable by it under this clause (a) pursuant to the following wiring instructions:

ABA #:
Account #:
Account Name:
FFC:

(b)    In connection with the Note Maturity Date, the Bank shall remit to the Distribution Account on the related Bank Remittance Date for distribution by the Securities Administrator to each Class of Notes (determined as of two (2) Business Days prior to the Note Maturity Date) an amount equal to (i) the Current Interest for such Class of Notes as reduced by any allocations pursuant to Section 7 on such Payment Date and (ii) the Principal Return Amount applicable to such Class of Notes after making the allocations set forth in Section 7; provided that the Principal Return Amount payable to any Class of Notes shall not exceed such Class' Class Principal Amount as reduced or increased, as applicable, by all allocations to such Class' Class Principal Amount pursuant to Section 7 on such Note Maturity Date (including, for the avoidance of doubt, allocation of the Redemption Adjustment Amount, if applicable).
In addition, if the Note Maturity Date has occurred pursuant to clause (i) of the definition of Note Maturity Date, the aggregate Principal Return Amount to be remitted by the Bank to the Distribution Account on the related Bank Remittance Date for payment as principal on the Notes shall be reduced by the amount of the Holdback Amount, and the amount remitted by the Bank to the Distribution Account on such Bank Remittance Date for payment as principal on the Notes shall be paid by the Securities Administrator on the related Payment Date to the Classes of Notes, sequentially in order of payment priority (beginning with the Class M-1 Notes), until each such Class' Class Principal Amount is reduced to zero.
On each Bank Remittance Date during the Holdback Period, the Bank shall remit to the Distribution Account for payment to the applicable Noteholders of each outstanding Class of Notes on the related Payment Date an amount equal to the Current Interest for such outstanding Class of Notes.
On each Payment Date during the Holdback Period, immediately after making any interest payments on such Payment Date, the aggregate amount of Realized Losses for the related Collection Period shall be allocated in reduction of the Class Principal Amount of the outstanding Classes of Notes in reverse order of payment priority (beginning with the Class B Notes) until the Class Principal Amount of each Class of Notes is reduced to zero.
On the final Payment Date of the Holdback Period, the Final Redemption Adjustment Amount, if any, for such Payment Date shall be allocated to reduce the Class Principal Amount of the outstanding Classes of Notes in reverse order of payment priority (beginning with the Class B Notes) until the Class Principal Amount of each Class of Notes is reduced to zero.
In connection with the final Payment Date of the Holdback Period, the Bank shall also remit to the Distribution Account on the related Bank Remittance Date for distribution by the Securities Administrator to each outstanding Class of Notes an amount equal to the Principal Return Amount, which amount will be distributed by the Securities Administrator on such final Payment Date to each Class of Notes, concurrently, until each such Class' Class Principal Amount is reduced to zero; provided that the Principal Return Amount payable to any Class of Notes shall not exceed such Class' Class Principal Amount as reduced by the allocations set forth in the two immediately preceding paragraphs.
For the avoidance of doubt, for purposes of calculating Realized Losses during the Holdback Period, the only Reference Obligations that will be deemed to be in the Reference Portfolio are those Sub-Performing Reference Obligations that were used to calculate the related Holdback Amount.
(c)    Payments of amounts specified in this Section 6 shall be made by the Securities Administrator to the Noteholders (from amounts remitted to the Securities Administrator by the Bank) in accordance with the terms of this Agreement. In the case of Definitive Registered Notes, such payments shall be made to each Noteholder as of the related Record Date by wire transfer in immediately available funds to an account specified in writing by such Noteholder and at the expense of such Noteholder or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date by any Noteholder, by check mailed to such Noteholder at the address that appears on the Note Register; provided, however, that the final distribution in respect of any Definitive Registered Note shall be made only upon presentation and surrender of such Note at the Securities Administrator's Corporate Trust Office; provided, further, that the foregoing provisions shall not apply to any Notes registered in the name of DTC or its nominee, in which case all payments made shall be made through DTC and its participants. Wire transfers will be made at the expense of the Noteholder requesting such wire transfer by deducting a wire transfer fee from the related payment. If any payment required to be made on the Notes would be payable pursuant to the terms of this Agreement on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day.
(d)    For purposes of this Agreement, distributions under this Section 6 owed by the Bank to the Noteholders of a Class of Notes shall be made to such Noteholders on a pro rata basis based on outstanding principal balance.
(e)    The Bank will use commercially reasonable efforts to enforce the Servicing Agreements, including in connection with any amendment or termination of a Servicing Agreement, and will exercise any discretion in connection with the Servicing Agreements in a manner consistent with the principles the Bank applies to the mortgage loans it owns, including the Reference Obligations. In the event of any termination of any Servicing Agreement, the Bank will use commercially reasonable efforts to enter into a replacement Servicing Agreement.
Section 7.    Principal Payment Amount and Allocations.
(a)    To calculate the Principal Payment Amount for each Class of the Notes, the Securities Administrator shall make the following hypothetical allocations with respect to a series of certificates designated as the Class A-R1, Class M-R1, Class M-R2, Class M-R3, Class M-R4, Class M-R5 and Class B-R1 Certificates. On each Payment Date, the Securities Administrator shall allocate the following amounts in the following order of priority:
(i) to the Class A-R1 Certificates in reduction of such Class' Certificate Principal Amount, the Senior Principal Distribution Amount for such Payment Date;
(ii) to the Subordinate Certificates in reduction of the applicable Class' Certificate Principal Amount, the Subordinate Principal Distribution Amount for such Payment Date (together with any remaining Senior Principal Distribution Amount for such Payment Date that is not allocated to the Class A-R1 Certificates pursuant to the definition of "Senior Principal Distribution Amount"), in the following order of priority:
(A)    to the Class M-R1 Certificates, such Class' Subordinate Class Percentage of the Subordinate Principal Distribution Amount payable to such Class on such Payment Date, until its Certificate Principal Amount has been reduced to zero;
(B)    to the Class M-R2 Certificates, such Class' Subordinate Class Percentage of the Subordinate Principal Distribution Amount payable to such Class on such Payment Date, until its Certificate Principal Amount has been reduced to zero;
(C)    to the Class M-R3 Certificates, such Class' Subordinate Class Percentage of the Subordinate Principal Distribution Amount payable to such Class on such Payment Date, until its Certificate Principal Amount has been reduced to zero;
(D)    to the Class M-R4 Certificates, such Class' Subordinate Class Percentage of the Subordinate Principal Distribution Amount payable to such Class on such Payment Date, until its Certificate Principal Amount has been reduced to zero;

(E)    to the Class M-R5 Certificates, such Class' Subordinate Class Percentage of the Subordinate Principal Distribution Amount payable to such Class on such Payment Date, until its Certificate Principal Amount has been reduced to zero; and
(F)    to the Class B-R1 Certificates, such Class' Subordinate Class Percentage of the Subordinate Principal Distribution Amount payable to such Class on such Payment Date, until its Certificate Principal Amount has been reduced to zero;
(iii) an aggregate amount equal to the aggregate amount of Realized Losses for the related Collection Period, first, to the Subordinate Certificates, in reduction of the applicable Class' Certificate Principal Amount in reverse order of the priority set forth in clauses (ii)(A) through (F) above until each such Class' Certificate Principal Amount has been reduced to zero, and second, to the Class A-R1 Certificates, in reduction of such Class' Certificate Principal Amount until such Class' Certificate Principal Amount has been reduced to zero;
(iv) the aggregate amount of Subsequent Recoveries for the related Collection Period, first, to the Class A-R1 Certificates and second, to each Class of Subordinate Certificates in the order of priority set forth in clauses (ii)(A) through (F) above, to increase the Certificate Principal Amount of each such Class of Certificates, but in each case by not more than the aggregate amount previously allocated to such Class of Certificates pursuant to clause (iii) above (including any such amounts allocated on the current Payment Date) net of increases to the Certificate Principal Amount on prior Payment Dates due to the allocation of Subsequent Recoveries on such prior Payment Dates;
(v) to the Class M-R1, Class M-R2, Class M-R3, Class M-R4, Class M-R5 and Class B-R1 Certificates, respectively, in reduction of such Class' Certificate Principal Amount, the amount allocated pursuant to Section 7(b), if any, to reduce the Class Principal Amount of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class B Notes, respectively;
(vi) to the Class A-R1 Certificates to increase such Class' Certificate Principal Amount, an amount equal to the aggregate amount, if any, allocated to reduce the Certificate Principal Amount of the Class M-R1, Class M-R2, Class M-R3, Class M-R4, Class M-R5 and Class B-R1 Certificates pursuant to clause (v) above;
(vii) to the Class A-R1 Certificates to increase such Class' Certificate Principal Amount, an amount equal to, for each Reference Obligation that became a Liquidated Reference Obligation in the related Collection Period, the excess, if any, of (i) the Realized Loss for such Reference Obligation over (ii) the Unpaid Principal Balance of that Reference Obligation immediately prior to the determination that such Reference Obligation was a Liquidated Reference Obligation; and
(viii) to the Class A-R1 Certificates to increase such Class' Certificate Principal Amount, an amount equal to the excess, if any, of:
the sum of (1) the aggregate amount of Capitalized Amounts with respect to the Reference Obligations for the related Collection Period and (2) the aggregate amount of Subsequent Realized Losses with respect to Liquidated Reference Obligations for the related Collection Period, over the sum of (1) the aggregate principal portion of the Principal Prepayments made by Mortgagors with respect to all Reference Obligations during the related Collection Period, (2) each other unscheduled collection on the Reference Obligations, including any Insurance Proceeds and any Subsequent Recoveries, representing or allocable to recoveries of principal of the Reference Obligations and received during the related Collection Period, (3) the aggregate Removal Price received during the related Collection Period for all applicable Reference Obligations or Liquidated Reference Obligations and (4) with respect to all Reference Obligations that became Liquidated Reference Obligations during the related Collection Period, the aggregate Net Liquidation Proceeds allocable to principal received with respect to such Liquidated Reference Obligations during such Collection Period.
(b)    Prior to the application of the Floating Rate Payer Calculation Amount for a Payment Date pursuant to Section 7(c), the Aggregate Modification Loss Amount for each Payment Date shall be allocated in the following order of priority until such Aggregate Modification Loss Amount has been allocated in full:
(i) first, to reduce the Current Interest distributable to the Class B Notes on such Payment Date until such amount has been reduced to zero;
(ii) second, to reduce the Class Principal Amount of the Class B Notes until such Class' Class Principal Amount has been reduced to zero;
(iii) third, to reduce the Current Interest distributable to the Class M-5 Notes on such Payment Date until such amount has been reduced to zero;
(iv) fourth, to reduce the Class Principal Amount of the Class M-5 Notes until such Class' Class Principal Amount has been reduced to zero;
(v) fifth, to reduce the Current Interest distributable to the Class M-4 Notes on such Payment Date until such amount has been reduced to zero;
(vi) sixth, to reduce the Class Principal Amount of the Class M-4 Notes until such Class' Class Principal Amount has been reduced to zero;
(vii) seventh, to reduce the Current Interest distributable to the Class M-3 Notes on such Payment Date until such amount has been reduced to zero;
(viii) eighth, to reduce the Class Principal Amount of the Class M-3 Notes until such Class' Class Principal Amount has been reduced to zero;
(ix) ninth, to reduce the Current Interest distributable to the Class M-2 Notes on such Payment Date until such amount has been reduced to zero;
(x) tenth, to reduce the Class Principal Amount of the Class M-2 Notes until such Class' Class Principal Amount has been reduced to zero;
(xi) eleventh, to reduce the Current Interest distributable to the Class M-1 Notes on such Payment Date until such amount has been reduced to zero; and
(xii) twelfth, to reduce the Class Principal Amount of the Class M-1 Notes until such Class' Class Principal Amount has been reduced to zero.
(c)    The Floating Rate Payer Calculation Amount for a Payment Date shall be allocated to reduce the Class Principal Amount of the Classes of Notes on such Payment Date in reverse order of payment priority (beginning with the Class B Notes) until the Class Principal Amount of each Class of Notes is reduced to zero. If the Floating Rate Payer Calculation Amount for a Payment Date is zero because clause (ii) of the calculation of the Floating Rate Payer Calculation Amount was greater than clause (i) of such calculation, such difference shall be allocated to increase the Class Principal Amount of the Classes of Notes on such Payment Date in order of payment priority (beginning with the Class M-1 Notes), provided that the aggregate amount of such increases in the Class Principal Amount for a Class of Notes shall not exceed the aggregate Floating Rate Payer Calculation Amount that was previously allocated to reduce the Class Principal Amount of such Class of Notes. Subsequent to the foregoing allocations, to the extent the Bank pays a Removal Price in connection with one or more Liquidated Reference Obligations with respect to the Collection Period related to a Payment Date, such Removal Price shall be allocated to increase the Class Principal Amount of the Classes of Notes on such Payment

Date in order of payment priority (beginning with the Class M-1 Notes), provided that the aggregate amount of such increases in the Class Principal Amount for a Class of Notes shall not exceed the aggregate Floating Rate Payer Calculation Amount that was previously allocated to reduce the Class Principal Amount of such Class of Notes net of the aggregate amount allocated to increase the Class Principal Amount of such Class of Notes pursuant to the preceding sentence.
(d)    In connection with any redemption of the Notes pursuant to Section 14(b) or payment to the Notes pursuant to Section 6(b) in connection with the Note Maturity Date (solely if the Note Maturity Date has occurred pursuant to clause (i) of the definition of Note Maturity Date), the Redemption Adjustment Amount, if any, for the Payment Date on which the Notes are initially to be redeemed or paid, as applicable, shall be allocated to reduce the Class Principal Amount of the Classes of Notes in reverse order of payment priority (beginning with the Class B Notes) until the Class Principal Amount of each Class of Notes is reduced to zero.
(e)    If a Review Quorum submitted an Arbitration Notice with respect to one or more Reference Obligations and the Bank was the prevailing party in the related arbitration proceeding with respect to one or more of such Reference Obligations during the related Collection Period, the sum of the following amounts for each related arbitration proceeding with respect to which the Bank was the prevailing party during the Collection Period shall be allocated to reduce the Current Interest payable on the Classes of Notes on the related Payment Date, ratably based on the amount of Current Interest payable on the Classes of Notes on the related Payment Date prior to such allocation, until the Current Interest payable to each Class of Notes is reduced to zero:
(i) all costs of arbitration including the cost and expenses of each arbitrator and the cost of each arbitration proceeding; and
(ii) the costs, expenses, attorneys' fees and other legal expenses of the Bank incurred in connection with each related dispute and each arbitration proceeding.
If Current Interest payable on the Class of Notes on such Payment Date is less than the amounts set forth in clauses (i) and (ii) above, the difference shall be allocable to reduce the Current Interest payable on the Classes of Notes on future Payment Dates until such amount is fully allocated to reduce the Current Interest payable on the Classes of Notes.
(f)    If, as a result of the allocations set forth above, the Class Principal Amount of a Class of Notes is reduced to zero and remains at zero for 12 consecutive Payment Dates, such Class of Notes shall be deemed cancelled and any holder of such Notes shall no longer be entitled to any distributions thereon.
Section 8.    Issuance of Definitive Registered Notes.
(a)    Definitive Registered Notes shall be issued only if permitted by applicable law and (i) in the case of a DTC Global Note, DTC notifies the Bank that it is unwilling or unable to continue as depositary for the DTC Global Note or DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, if so required by applicable law or regulation, and, in either case, a successor depositary is not appointed by the Bank within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, (ii) the Bank delivers to the Securities Administrator a written notice executed by an Authorized Representative that Registered Global Notes shall be exchangeable for Definitive Registered Notes or (iii) an Event of Default has occurred and is continuing with respect to any Registered Global Note and holders representing a majority in aggregate principal amount of such Registered Global Note advise the relevant clearing system through its participants in writing to cease acting as depositary for such Registered Global Note.
(b)    Upon the occurrence of any event specified in Section 8(a) which pursuant to the terms of a Registered Global Note requires the issuance of Definitive Registered Notes in exchange for the Registered Global Note, the Securities Administrator shall cause to be withdrawn from safekeeping the necessary and applicable Definitive Registered Note(s) and, in accordance with the terms of the Registered Global Note, shall:

(i)    complete an equal aggregate principal amount of Definitive Registered Note(s) of authorized denominations and of like tenor with identical terms as the Registered Global Note in accordance with the terms of the Registered Global Note;
(ii)    register such Definitive Registered Notes in the name or names of such persons as the relevant clearing system shall instruct the Securities Administrator;
(iii)    authenticate such Definitive Registered Notes; and
(iv)    deliver such Definitive Registered Notes to the relevant clearing system or pursuant to such clearing system's instructions in exchange for such Registered Global Note.
(c)    The Bank shall deliver to the Securities Administrator, upon the occurrence of any event specified in Section 8(a) which pursuant to the terms of a Registered Global Note requires the issue of Definitive Registered Notes, a sufficient number of Definitive Registered Notes executed by an Authorized Representative to enable the Securities Administrator to comply with its obligations under this Section 8.
Section 9.    Note Register; Registration, Transfer and Exchange; Persons Deemed Owners.
(a)    The Securities Administrator, as registrar for the Registered Notes, shall maintain at its Corporate Trust Office a definitive record (the "Note Register") in which shall be recorded the names, addresses and taxpayer identification numbers of the holders of Registered Notes, the serial and CUSIP numbers of the Registered Notes and details with respect to the transfer and exchange of Registered Notes.
(b)    Upon surrender for the purpose of registration of transfer at the offices of the Securities Administrator of any Registered Note, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator, executed by the registered holder, in person or by such holder's attorney thereunto duly authorized in writing, such Registered Note shall be transferred upon the Note Register, and the Securities Administrator shall complete, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Notes of authorized denominations of an equal aggregate principal amount and of like tenor with identical terms and provisions; provided, however, that Registered Notes may be delivered for the purpose of registration of transfer by mail at the risk and expense of the transferor. Transfers and exchanges of Registered Notes shall be subject to such restrictions as shall be set forth herein and in the text of the Notes and such reasonable regulations as may be prescribed by the Bank. Successive registrations and registrations of transfers as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Note Register.
(c)    At the option of the holder of a Registered Note, such Registered Note may be exchanged for other Registered Notes of any authorized denominations of an equal aggregate principal amount and of like tenor with identical terms and provisions, upon surrender of the Registered Note to be exchanged at the offices of the Securities Administrator. Whenever any Registered Notes are so surrendered for exchange, the Securities Administrator shall complete, authenticate and deliver the Registered Notes which the holder of the Registered Note making the exchange is entitled to receive. Except as provided in Section 8, owners of beneficial interests in a Registered Global Note shall not be entitled to have Notes registered in their names, shall not receive or be entitled to receive physical delivery of Definitive Registered Notes and shall not be considered the owners or holders thereof under this Agreement.
(d)    Notwithstanding the foregoing, the Securities Administrator shall not register the transfer of or exchange (i) any Registered Note that has been called for redemption in whole or in part, except the unredeemed portion of any Registered Note being redeemed in part, (ii) any Registered Note during the period beginning at the opening of business two Business Days before the mailing of a notice of such redemption and ending at the close of business on the day of such mailing, or (iii) any Registered Global Note if the Securities Administrator obtains actual knowledge that such proposed transfer or exchange would violate any legend contained on the face of such Registered Global Note.

(e)    All Registered Notes issued upon any registration of transfer or exchange of Registered Notes shall be valid obligations of the Bank, evidencing the same debt, and entitled to the same benefits as the Registered Notes surrendered upon such registration of transfer or exchange.
(f)    No service charge shall be made to a holder of Registered Notes for any transfer or exchange of Registered Notes, but the Securities Administrator may require payment of a sum sufficient to cover any stamp or other tax, duty, assessment or governmental charge that may be imposed in connection therewith.
(g)    The Bank and the Securities Administrator, and any agent of the Bank or the Securities Administrator, may treat the holder in whose name a Registered Note is registered as the owner of such Registered Note for all purposes, whether or not such Registered Note be overdue, and neither the Bank, the Securities Administrator nor any such agent shall be affected by notice to the contrary except as required by applicable law.
Section 10.    Terms of Issue.
(a)    The Securities Administrator shall ensure that all Notes delivered to and held by it under this Agreement are issued only in authorized denominations and otherwise in accordance with the provisions of this Agreement.
(b)    The Securities Administrator shall be entitled to treat a telephone, e-mail or facsimile communication from a person purporting to be (and who the Securities Administrator, after making reasonable investigation, believes in good faith to be) an Authorized Representative as sufficient instruction and authority of the Bank for the Securities Administrator to act in accordance with Section 10(a).
(c)    Unless otherwise agreed in writing between the Bank and the Securities Administrator, each Note credited to the Securities Administrator's account with DTC following the delivery of a Registered Global Note to a custodian of DTC in accordance with clause (ii) of Section 5(a) shall be held to the order of the Bank. The Securities Administrator shall procure that the principal amount of Notes which the relevant purchaser has agreed to purchase is:
(i)    debited from the Securities Administrator's account; and
(ii)    credited to the account of such purchaser with DTC;
in each case only upon receipt by the Securities Administrator on behalf of the Bank of the purchase price due from the relevant purchaser with respect to such Notes.
(d)    If on the relevant settlement date the purchaser does not pay the full purchase price due from it with respect to any Note (the "Defaulted Note") and, as a result, the Defaulted Note remains in the Securities Administrator's account with DTC after such settlement date, the Securities Administrator shall continue to hold the Defaulted Note to the order of the Bank. The Securities Administrator shall notify the Bank promptly of the failure of the purchaser to pay the full purchase price due from it with respect to any Defaulted Note and shall subsequently, unless otherwise instructed by the Bank, notify the Bank promptly upon receipt from the purchaser of the full purchase price with respect to such Defaulted Note.
Section 11.    Payments.
(a)    The Securities Administrator shall advise the Bank, on the Draft Report Date, of the sum of (i) the total amount of any principal of, and interest due on, the Notes on the related Payment Date, (ii) the Securities Administrator Fee, the Redemption Calculation Agent Fee and the Reviewer Fees, and any expenses and indemnification amounts payable to the Securities Administrator, the Redemption Calculation Agent and the Reviewer, as applicable, on the related Payment Date and (iii) all amounts of which the Representative gave the Securities Administrator notice pursuant to Section 15(p) during the related Collection Period, and the Bank shall transfer, not later than the Payment Time on the Bank

Remittance Date, to the Distribution Account such amount in USD as shall be sufficient for the purposes of such payment in funds settled through such payment system as the Securities Administrator and the Bank may agree. As used in this subsection (a), the term "Payment Time" means 6:00 p.m. local time in New York, New York.
(b)    Subject to payment being duly made as provided in Section 11(a), the Securities Administrator shall pay or cause to be paid (i) first, all amounts due with respect to the Notes on behalf of the Bank in the manner provided in the Notes and this Agreement, (ii) second, all amounts due to the Securities Administrator pursuant to this Agreement, (iii) third, all amounts due to the Reviewer pursuant to the Review Agreement on such Payment Date, (iv) fourth, all amounts due to the Redemption Calculation Agent pursuant to the Redemption Calculation Agent Agreement on such Payment Date and (v) fifth, all amounts of which the Representative gave the Securities Administrator notice pursuant to Section 15(p) during the related Collection Period. If any payment provided for in Section 11(a) is made late but otherwise in accordance with the provisions of this Agreement, the Securities Administrator shall nevertheless make payments with respect to the Notes as aforesaid following receipt by it of such payment.
(c)    On each Benchmark Determination Date, the Securities Administrator shall calculate the related Benchmark for the related Accrual Period.
(d)    If the Benchmark on a Benchmark Determination Date is the SOFR Rate, the Securities Administrator shall determine the SOFR Rate using the method described in the definition of "SOFR Rate".
(e)    If the Bank determines that a Benchmark Transition Event has occurred, it shall provide written notice thereof to the Securities Administrator, which notice shall also include the Benchmark Replacement, the related Benchmark Replacement Date and the Unadjusted Benchmark Replacement and Benchmark Replacement Adjustment determined by the Bank in accordance with the definitions thereof (the "Benchmark Transition Event Notice"). Following delivery of a Benchmark Transition Event Notice, the Unadjusted Benchmark Replacement and the Benchmark Replacement Adjustment specified in such Benchmark Transition Event Notice shall replace the then-current Benchmark for the next Accrual Period and for each Accrual Period thereafter (unless and until a subsequent Benchmark Transition Event is determined to have occurred and written notice thereof has been given by the Bank to the Securities Administrator).
Notwithstanding the foregoing, if the initial Unadjusted Benchmark Replacement is any rate other than Term SOFR and the Bank later determines that Term SOFR can be determined, the Bank may provide written notice thereof to the Securities Administrator, which notice shall state that Term SOFR shall be the new Unadjusted Benchmark Replacement and shall identify the Benchmark Replacement Adjustment to be used with respect to the next following Accrual Period and each Accrual Period thereafter.
If, on any date following receipt of a Benchmark Transition Event Notice, the Securities Administrator reasonably determines that the related Benchmark Replacement cannot be calculated, the Securities Administrator shall provide written notice thereof to the Bank. Upon receipt of such notice, the Bank shall use commercially reasonable efforts to identify a different Benchmark Replacement in accordance with the definition thereof, and if the Bank is unable to do so, the Benchmark for the related Accrual Period and each Accrual Period thereafter (until such time as the Bank confirms with the Securities Administrator that the related Benchmark Replacement can be calculated or the Bank is able to identify a different Benchmark Replacement) shall be the last rate calculated using the then-current Benchmark, as in effect for the immediately preceding Accrual Period.
(f)    In connection with any determination made by the Bank pursuant to Section 11(c) through Section 11(i) (or pursuant to any capitalized term used in Section 11(c) through Section 11(i) or in any such capitalized term), the Bank shall have the right to make Benchmark Replacement Conforming Changes or SOFR Adjustment Conforming Changes at any time, which changes shall not require the consent of the Securities Administrator or any Noteholder. The Bank shall provide written notice of any such Benchmark Replacement Conforming Changes or SOFR Adjustment Conforming Changes to the Securities Administrator and the Rating Agency.
(g)    Any determination made by the Bank with respect to a Benchmark Transition Event, Benchmark Replacement, Benchmark Replacement Adjustment, Benchmark Replacement Conforming Changes, SOFR Adjustment Conforming Changes or Corresponding Tenor and any calculation by the Securities Administrator of the applicable Benchmark with respect to a Payment Date, in each case, shall be final and binding on the Noteholders in the absence of manifest error.
(h)    Following receipt of a Benchmark Transition Event Notice, or written notice from the Bank of a re-determination of a Benchmark Replacement or a Benchmark Replacement Adjustment pursuant to Section 11(e) or the definitions thereof and/or receipt of written notice from the Bank of any Benchmark Replacement Conforming Changes or SOFR Adjustment Conforming Changes, the Securities Administrator shall provide such notice to the Noteholders promptly upon receipt thereof. Notwithstanding anything herein or in any other Basic Document to the contrary, upon the delivery of any such notice and the inclusion of such information in the Monthly Report, this Agreement and each other Basic Document shall be deemed to have been amended as necessary to reflect such Unadjusted Benchmark Replacement, Benchmark Replacement Adjustment, SOFR Adjustment Conforming Changes and/or Benchmark Replacement Conforming Changes, as applicable, without satisfaction of any provision of Section 32 of this Agreement and without satisfaction of any amendment provision of any other Basic Document.
(i)    Any determination, decision or election made by the Bank pursuant to Section 11(c) through Section 11(i) (or pursuant to any capitalized term used in Section 11(c) through Section 11(i) or in any such capitalized term), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, (x) shall be conclusive and binding on the Noteholders absent manifest error, (y) may be made in the Bank's sole discretion, and (z) notwithstanding anything to the contrary in this Agreement or any other Basic Document, shall be effective without the consent of any other transaction party or any Noteholder. Neither the Bank nor the Securities Administrator shall have any liability to any Noteholder or any other party for any losses, claims, damages, liabilities, forfeitures, fines, penalties, costs, fees or expenses sustained in connection with or as a result of any determination made by the Bank pursuant to Section 11(c) through Section 11(i) (or pursuant to any capitalized term used in Section 11(c) through Section 11(i) or in any such capitalized term) (including, without limitation, the determination to refrain from taking any action), and each Noteholder, by its acceptance of a Note or a beneficial interest in a Note, shall be deemed to waive and release any and all claims against the Bank and the Securities Administrator relating to any such determination by the Bank.
(j)    For the avoidance of doubt, in no event shall the Securities Administrator have any obligation in connection with (i) determining whether a Benchmark Transition Event has occurred, (ii) selecting any Benchmark Replacement or any Benchmark Replacement Adjustment, (iii) identifying any related Benchmark Replacement Date or (iv) determining or approving any Benchmark Replacement Conforming Changes or SOFR Adjustment Conforming Changes.
Section 12.    Reporting; Regulatory Event.
(a)    Not later than the fifth calendar day of the month of a Payment Date, the Bank shall deliver (i) to the Securities Administrator and the Reviewer the Servicing Information Report and (ii) to the Reviewer the Supplemental Servicing Report, if any, with respect to such Payment Date and the related Collection Period. On each Payment Date, based solely on the information delivered in the related Servicing Information Report, the Securities Administrator shall prepare and make available to the Bank and each Noteholder a written report that includes, at a minimum, the following information (to the extent received from the Bank):
(i)    the amount of the distributions, separately identified, with respect to each Class of Notes;
(ii)    the amount of the distributions set forth in clause (i) allocable to principal;

(iii)    the amount of the distributions set forth in clause (i) allocable to interest and how such amount was calculated;
(iv)    the Class Principal Amount of each Class of Notes after giving effect to distributions of principal on such Payment Date;
(v)    the number and Unpaid Principal Balance of the Reference Obligations that, using the Mortgage Bankers Association's method, were (A) Delinquent Reference Obligations (exclusive of Reference Obligations in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding the month of such Payment Date;
(vi)    for any Reference Obligations as to which the related Mortgaged Property was an REO Property during the related Collection Period, the Unpaid Principal Balance of such Reference Obligation as of the close of business on the last day of the related Collection Period;
(vii)    the amount of Realized Losses incurred during the related Collection Period;
(viii)    the cumulative amount of Realized Losses incurred since the Closing Date through the end of the related Collection Period;
(ix)    the SOFR Rate or the Benchmark Replacement (including the Unadjusted Benchmark Replacement and Benchmark Replacement Adjustment used to calculate the Benchmark Replacement) and any Benchmark Replacement Conforming Changes or SOFR Adjustment Conforming Changes, as applicable;
(x)    the number and aggregate Unpaid Principal Balance of the Reference Obligations as of the first and last day of the related Collection Period;
(xi)    each related Accrual Period;
(xii)    the related Payment Date;
(xiii)    an indication if a notice of resignation has been received from the Reviewer, the Redemption Calculation Agent or the Securities Administrator during the preceding calendar month and the name of any successor Reviewer, successor Redemption Calculation Agent or successor Securities Administrator appointed during the preceding calendar month;
(xiv)    a list of any Reference Obligations removed from the Reference Registry during the related Collection Period (to be reported as "repurchases" or "liquidations"), or paid in full during the related Collection Period; and
(xv)    the Holdback Amount.
(b)    The Securities Administrator shall make such report available each month via the Investor Reporting Website. Assistance in using the Investor Reporting Website may be obtained by calling the Securities Administrator's customer service desk at (866) 846-4526. Noteholders and other parties that are unable to use the Investor Reporting Website are entitled to have a paper copy mailed to them via first class mail by contacting the Securities Administrator and indicating such. In preparing or furnishing the foregoing information, the Securities Administrator shall be entitled to rely conclusively on the accuracy of the information and data regarding the Notes and the Reference Portfolio provided to the Securities Administrator by the Bank or any other party providing such information under the terms hereof to the Securities Administrator, and the Securities Administrator shall not be obligated to verify, recompute, reconcile or recalculate any such information or data.
(c)    In conjunction with its report delivered pursuant to this Section 12(b) on each Payment Date, the Securities Administrator shall post to the Investor Reporting Website a listing of the individual Test results related to each Final Determination made available to it on or prior to the 18th day of the calendar month in which such Payment Date occurs (and which have not been previously posted to the Investor Reporting Website by the Securities Administrator). In no event shall the Securities Administrator (i) have any duty to redact such Test results, or (ii) have any liability in connection with the posting by it of any personally identifiable information contained in any such non-redacted Test results.
(d)    In addition, the Securities Administrator shall post to the Investor Reporting Website, (i) any notice of resignation of the Securities Administrator and, to the extent known, the name of any successor Securities Administrator and (ii) promptly upon receipt thereof, any notice of resignation received from the Reviewer or the Redemption Calculation Agent and the name of any successor Reviewer or successor Redemption Calculation Agent.
(e)    The Securities Administrator's responsibility for making the above information available to Noteholders is limited to the reliability, timeliness and accuracy of the information provided by any party providing such information under the terms hereof or any Basic Document to the Securities Administrator.
(f)    The Securities Administrator shall have the right to change the way such report is distributed in order to make such distributions more convenient or more accessible, and the Securities Administrator shall provide timely and adequate notification to such parties regarding any such changes.
(g)    For purposes of clause (C) of the definition of Regulatory Event, the Issuer shall provide the Securities Administrator with (i) all commercially reasonable details required to demonstrate the occurrence of such Regulatory Event (as determined by the Issuer in its reasonable discretion), and (ii) a certification from a senior officer of the Issuer's regulatory capital group validating the materiality of such Regulatory Event and any calculations made in connection with such Regulatory Event. The Issuer shall deliver such information and certification to the Securities Administrator by electronic mail to trustadministrationgroup@computershare.com (and until otherwise notified by the Securities Administrator, also to trustadministrationgroup@wellsfargo.com) with a subject reference “ Notice for Posting – WAB 2021-CL2 – Regulatory Event”. For the avoidance of doubt, the Securities Administrator shall have no obligation to confirm whether such information provided to it pursuant to the foregoing clause (i) represents all commercially reasonable details required to demonstrate the occurrence of such Regulatory Event, or to review or otherwise confirm the accuracy of such information.
(h)    The Securities Administrator shall make available to Noteholders the information provided by the Issuer pursuant to clause (g) above, including any applicable calculations, by posting such information to the Investor Reporting Website. If, within 30 calendar days of the information being made available to Noteholders, Noteholders owning more than half of the aggregate Class Principal Amount of the Notes (measured on an aggregate basis across all Classes of Notes) reject the determination by the Issuer that a Regulatory Event under clause (C) of the definition thereof has occurred, then the Issuer may not designate an Early Termination Date as a result of the occurrence of a Regulatory Event under such clause (C). For the avoidance of doubt, "Notes" in the previous sentence does not include the Class A-R1 Certificates.
Section 13.    Distribution Account; Tax Withholding; Tax Reporting.
(a)    The Securities Administrator shall establish, on or before the Closing Date, and shall thereafter maintain, the Distribution Account, and shall hold the Distribution Account and all money and other property therein in trust for the benefit of the Noteholders. Funds on deposit in the Distribution Account may be invested by the Securities Administrator in Eligible Investments, which shall mature not later than the Business Day prior to the related Payment Date. All income and gain realized from any such Eligible Investments with respect to the Distribution Account shall be compensation to the Securities Administrator. In addition and notwithstanding anything to the contrary contained in this Agreement, the

Securities Administrator shall be strictly liable for any losses incurred in respect of any such Eligible Investments and shall deposit from its own funds the amount of such losses into the Distribution Account, without any right of reimbursement therefor (including under Section 21), immediately as realized. The Securities Administrator may not invest in any Eligible Investments that have an effective interest rate of less than 0%.
(b)    The Distribution Account (including income, if any, earned on the investment of funds in such Distribution Account) for U.S. federal income tax reporting and withholding purposes will be owned by the Bank (the "Account Owner"). The Account Owner shall provide Computershare Trust Company in its capacity as Securities Administrator with (i) an IRS Form W-9 by the Closing Date and (ii) any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation at such time or times required by applicable law or upon the reasonable request of Computershare Trust Company as may be necessary (a) to reduce or eliminate the imposition of U.S. withholding taxes to the Account Owner and (b) to permit Computershare Trust Company to fulfill its tax reporting obligations under applicable law with respect to the Distribution Account or any amounts paid to the Account Owner. If any IRS form or other documentation previously delivered becomes obsolete or inaccurate in any respect (including without limitation in connection with the transfer of any beneficial ownership interest in the Bank), the Account Owner shall timely provide to the Securities Administrator accurately updated and complete versions of such IRS forms or other documentation. Computershare Trust Company, both in its individual capacity and in its capacity as Securities Administrator, shall have no liability to the Account Owner or any other person in connection with any tax withholding amounts paid or withheld from the Distribution Account pursuant to applicable law arising from the Account Owner's failure to timely provide an accurate, correct and complete IRS Form W-9 or such other documentation contemplated under this paragraph.
(c)    The Securities Administrator shall file or cause to be filed, such tax information returns with federal and state taxing authorities, and provide or cause to be provided such tax information statements to the Noteholders, as are required by the Internal Revenue Code of 1986, any equivalent provisions of state law and local law, and any regulations or other administrative guidance issued thereunder, including making, or causing to be made, any reports or providing, or causing to be provided, any information relating to interest, original issue discount and market discount or premium relating to the Notes. The Securities Administrator shall also report or cause to be reported to the Noteholders, whether or not required by federal or state taxing authorities and applicable law, all other items, without netting, that may be necessary for the Noteholders to accurately calculate their taxable income or loss. The Securities Administrator shall also provide or cause to be provided, to the Internal Revenue Service, a Form 8811 within thirty (30) days after the Closing Date.
(d)    If the bank holding the Distribution Account on behalf of the Securities Administrator is downgraded below an Investment Grade Rating, then the Securities Administrator will promptly appoint a replacement bank with at least an Investment Grade Rating to hold the Distribution Account.
Section 14.    Redemption of Notes.
(a)    On any Payment Date occurring on or after the date on which the Reference Portfolio Notional Amount (including, for this purpose, the Unpaid Principal Balance of each Reference Obligation related to an REO Property) is less than or equal to 10% of the Initial Notional Amount (any such Payment Date, an "Optional Purchase Date"), the Bank shall have the option, to be exercised in its sole and absolute discretion, to redeem all of the Notes by payment to the Noteholders of the outstanding Class Principal Amount of the Notes remaining after all allocations and distributions contemplated by Sections 6 and 7. The Bank shall not effect a redemption of the Notes pursuant to this Section 14(a) if any Redemption Adjustment Amount would be allocable to the Notes on the related Payment Date pursuant to Section 7.
(b)    On any Payment Date after the occurrence of a Regulatory Event, the Bank shall have the option, to be exercised in its sole and absolute discretion, to commence a redemption of the Notes by payment of the amounts described in Section 14(f). The Payment Date on which the Bank elects to initially redeem any Notes pursuant to this Section 14(b) is referred to as the "Initial Redemption Date".

(c)    If any Notes are to be redeemed prior to their Stated Maturity Date in accordance with Section 14(a) or (b), the Bank shall notify the Securities Administrator not less than 20 calendar days prior to the Optional Purchase Date or Initial Redemption Date, as applicable, of the Bank's election to redeem such Notes.
(d)    Notice of redemption shall be given by the Securities Administrator, at the Bank's expense, not less than 10 calendar days prior to the Optional Purchase Date or Initial Redemption Date, as applicable, to each holder of a Note to be redeemed. Notices in respect of Registered Notes to be redeemed shall be given (i) for any Book-Entry Note, pursuant to the then-current requirements of DTC, or (ii) for any Definitive Registered Note, by first-class mail, postage prepaid, to each holder's address appearing in the Note Register as of the related Record Date. All notices of redemption shall identify that the Notes are being redeemed in accordance with this Section 14.
(e)    Notice of redemption having been given as described above, (i) the Notes to be so redeemed pursuant to Section 14(b) shall, on the related Payment Date, be payable as set forth in Section 14(f) and (ii) the Notes to be so redeemed pursuant to Section 14(a) shall, on the related Payment Date, become due and payable on such date and cease to bear interest. Final payment on any Definitive Registered Note shall occur upon surrender of such Note for redemption on or after the Optional Purchase Date, in the case of a redemption pursuant to Section 14(a), and on or after the last Payment Date of the Holdback Period, if any, in the case of a redemption pursuant to Section 14(b). Upon such surrender, the Securities Administrator shall pay or cause to be paid to such Notes on the related Payment Date any final payment made by the Bank for the account of such Notes. In the case of a redemption pursuant to Section 14(b), any outstanding Notes shall be due and payable on the last Payment Date of the Holdback Period, if any, and shall cease to bear interest after such date.
(f)    In connection with a redemption pursuant to Section 14(b), the Bank shall remit to the Distribution Account on the related Bank Remittance Date for distribution by the Securities Administrator on the Initial Redemption Date to the applicable Class or Classes of Notes an amount (such amount, the "Initial Redemption Payment Amount") equal to (i) the outstanding Class Principal Amount of the Notes remaining after all allocations and distributions contemplated by Sections 6 and 7 (including, for the avoidance of doubt, allocation of the Redemption Adjustment Amount), minus (ii) the Holdback Amount. The Initial Redemption Payment Amount shall be paid by the Securities Administrator on the Initial Redemption Date to the Classes of Notes, sequentially in order of payment priority (beginning with the Class M-1 Notes), until each such Class' Class Principal Amount is reduced to zero. For the avoidance of doubt, if the related redemption occurs as a result of a Regulatory Event specified in clause (A) or (B) of the definition of Regulatory Event, there will be no Holdback Period and there will be no Final Redemption Adjustment Amount.
On each Bank Remittance Date during the Holdback Period, the Bank shall remit to the Distribution Account for payment to the applicable Noteholders of each outstanding Class of Notes on the related Payment Date an amount equal to the Current Interest for such outstanding Class of Notes.
On each Payment Date during the Holdback Period, immediately after making any interest payments on such Payment Date, the aggregate amount of Realized Losses for the related Collection Period shall be allocated in reduction of the Class Principal Amount of the outstanding Classes of Notes in reverse order of payment priority (beginning with the Class B Notes) until the Class Principal Amount of each Class of Notes is reduced to zero.
On the final Payment Date of the Holdback Period, the Final Redemption Adjustment Amount, if any, for such Payment Date shall be allocated to reduce the Class Principal Amount of the outstanding Classes of Notes in reverse order of payment priority (beginning with the Class B Notes) until the Class Principal Amount of each Class of Notes is reduced to zero.
In connection with the final Payment Date of the Holdback Period, the Bank shall also remit to the Distribution Account on the related Bank Remittance Date for distribution by the Securities Administrator to each outstanding Class of Notes an amount equal to the Principal Return Amount, which amount will be distributed by the Securities Administrator on such final Payment Date to each Class of Notes, concurrently, until each such Class' Class Principal Amount is reduced to zero; provided that the

Principal Return Amount payable to any Class of Notes shall not exceed such Class' Class Principal Amount as reduced by the allocations set forth in the two immediately preceding paragraphs. For the avoidance of doubt, if the related redemption occurs as a result of a Regulatory Event specified in clause (A) or (B) of the definition of Regulatory Event, there will be no Holdback Period and the Bank shall only be required to remit the Initial Redemption Payment Amount for distribution on the Initial Redemption Date, and the foregoing sentences of this paragraph shall not be applicable.
    For the avoidance of doubt, for purposes of calculating Realized Losses during the Holdback Period, the only Reference Obligations that will be deemed to be in the Reference Portfolio are those Sub-Performing Reference Obligations that were used to calculate the related Holdback Amount.
(g)    If within one year after the Notes become due and payable under this Section 14 any such Notes still have not been surrendered for cancellation, the Securities Administrator, subject to any applicable escheatment laws, shall distribute any funds payable to such Notes remaining in the Distribution Account to the Bank, and thereafter the Securities Administrator shall have no liability with respect to such funds and the related Noteholders shall look solely to the Bank for payment with respect to such Notes.
Section 15.    Reviews; Arbitration.
(a)    Upon its receipt of actual knowledge or written notice of the occurrence of a Review Trigger with respect to a Reference Obligation, the Securities Administrator shall request a Review of the related Reference Obligation by providing the Reviewer with a completed Review Trigger Notice, a copy of which concurrently shall be provided to the Bank.
(b)    The Review, together with any arbitration proceeding pursuant to this Section 15 related to such Review, shall be the sole method to determine whether any Reference Obligation does not meet the Eligibility Criteria and to determine whether or not a Material Test Failure exists, and none of the parties to this Agreement nor the Noteholders may seek judicial review of any such determination. In particular, the Noteholders by purchasing their Notes agree to the Tests specified in the Review Agreement and the considerations to be considered by the Reviewer in determining whether or not a Material Test Failure has occurred.
(c)    Notwithstanding anything to the contrary herein or otherwise, the Securities Administrator shall not have any obligation to monitor or ensure compliance by the Reviewer or the Bank with the timelines for performance of their respective duties in connection with any Review. The duty of the Securities Administrator to provide any notice or information in connection with a Review shall be entirely contingent on its timely receipt of any required, necessary or relevant information or materials from the party responsible for delivery thereof.
(d)    Within 60 days of the date on which the results of a Final Determination are posted to the Investor Reporting Website in accordance with Section 12, either a Review Quorum or the Bank may dispute the Test results contained in the Final Determination by providing notice substantially in the form set forth in Exhibit C to the Bank and the Securities Administrator (an "Arbitration Notice"). Any such request by a Review Quorum must include evidence that Noteholders holding at least the requisite Note Percentage of Notes are disputing the Final Determination. Any such dispute shall be subject to arbitration as set forth in this Section 15. Any such dispute (and any matters related to such a dispute) that is not raised within 60 days of the date on which the results of a Final Determination are posted to the Investor Reporting Website in accordance with Section 12 shall be deemed waived by the Noteholders. The parties agree that the arbitration provisions contained in this Section 15 shall be the sole method by which any Noteholder, a Review Quorum or the Bank may dispute a Final Determination. For the avoidance of doubt, the only parties to the arbitration proceeding shall be the Bank and a single representative selected by the Noteholders (the "Representative"). None of the Noteholders shall be parties to the arbitration proceeding, have any right to participate in the arbitration proceeding other than through the Representative or have any other rights with respect to the arbitration proceeding, except that a Review Quorum shall have the right to provide an Arbitration Notice as set forth above.

(e)    With respect to each Preliminary Determination, Final Determination and Arbitration Determination of which the Securities Administrator received written notice during the prior calendar month, the Securities Administrator shall include in each report delivered pursuant to Section 12, to the extent such information was included in the notices received by it, a reference to each eligibility criterion that was the subject of such determination and whether or not such determination concluded that a Material Test Failure occurred.
(f)    Neither the Securities Administrator nor any Noteholder shall have any right to, and each of the Securities Administrator and each Noteholder shall not, make a request to the Bank to cure or remove a Reference Obligation for failure to meet any of the Eligibility Criteria or enforce any related obligations of the Bank unless the Reviewer has made a Final Determination of a Material Test Failure with respect to a Test in a Review of such Reference Obligation.
(g)    It is understood and agreed that the obligation of the Bank to cure or to remove any related Reference Obligation that does not satisfy the Eligibility Criteria shall constitute the sole remedy against such party that is available to any Noteholder, any party to this Agreement or any other Person in respect thereof, including for any failure by the Bank to give notice of any failure by any Reference Obligation to satisfy the Eligibility Criteria.
(h)    Upon the Bank's determination that any Reference Obligation did not satisfy the Eligibility Criteria, the Bank shall be permitted, in its sole discretion (but shall not be obligated), to elect to remove such Reference Obligation in accordance with the terms of the Tranched Credit Default Swap. Upon such removal, none of the Noteholders, the parties hereto or any other Person shall have any recourse against the Bank in respect of the failure of the related Reference Obligation to satisfy any of the Eligibility Criteria.
(i)    If an Arbitration Notice is delivered pursuant to Section 15(d), such dispute related to the Final Determination shall be subject to mandatory arbitration. Arbitration proceedings with respect to one or more unresolved disputes may be commenced only during an Arbitration Month, and all matters with respect to which an Arbitration Notice has been delivered and with respect to which arbitration proceedings have not commenced shall be subject to arbitration proceedings commencing in the next Arbitration Month.
(j)    Subject to the terms of this Agreement, any arbitration proceeding hereunder shall be conducted in accordance with the International Institute for Conflict Prevention and Resolution Rules for Non-Administered Arbitration then currently in effect (the "CPR Institute Rules"), or if the International Institute for Conflict Prevention and Resolution, Inc. ("CPR") no longer exists or the CPR Institute Rules would no longer permit arbitration of the dispute, then such other arbitral rules as the Bank and the Representative may mutually agree to apply to such arbitration (the "Alternate Arbitration Rules"), except to the extent any of the CPR Institute Rules or any Alternate Arbitration Rules are inconsistent with any other provisions of this Section 15, in which case the provisions in this Section 15 shall govern. The place of the arbitration shall be deemed to be New York, New York, and the laws of the State of New York (other than its conflict of laws principles) shall apply to the dispute. Without limiting the foregoing, any defenses available under the laws of the State of New York shall be available in connection with any arbitration proceeding.
(k)    A single arbitrator shall be selected by the Bank and the Representative, and such arbitrator shall be a member of the CPR Panels of Distinguished Neutrals and, to the extent possible, have experience in residential mortgage loan underwriting procedures and arbitrating disputes related to the financial services industry. The Bank and the Representative, including their attorneys or representatives, shall not have any ex parte communications with the arbitrator during the pendency of any arbitration, except that a party may have communications in connection with the appointment of the designated arbitrator. The arbitrator shall not have any actual or potential conflict of interest in deciding or hearing any dispute. The arbitrator shall have no authority to amend or modify the terms of this Agreement (or any of the documents executed in connection herewith). The arbitration hearing shall take place by video conference unless the Bank and the Representative agree otherwise.

(l)    The arbitrator shall resolve the dispute for which an Arbitration Notice has been delivered. The arbitrator shall resolve the dispute on the basis of the related Review Materials and the written correspondence between the Bank and the party asserting that the Eligibility Criteria were not satisfied (including any supporting materials attached to such correspondence) conveyed by either such party to the other in connection with the dispute prior to the delivery of the notice to commence arbitration, with no additional discovery. In the case of an arbitration involving the Bank, the arbitrator shall apply the Tests, together with any other procedures and considerations specified in the Review Agreement in connection with the Reviewer's determination of whether a Material Test Failure occurred, in determining whether the Final Determination of the Reviewer should be overturned, but the arbitrator shall overturn such Final Determination only if it finds that the Reviewer's Final Determination was (i) clearly arbitrary and capricious, (ii) clearly erroneous or (iii) made without properly following the Tests and the other procedures, considerations and guidelines specified in the Review Agreement in all material respects in connection with the Reviewer's determination of whether a Material Test Failure occurred.
(m)    If additional evidence has been introduced in an arbitration proceeding, the arbitrator may submit such evidence to the Reviewer and direct the Reviewer to perform any applicable Tests. The arbitrator may take those Test results into consideration in making a decision. The Reviewer will be compensated by the Bank in accordance with the Review Agreement for any time spent in connection with such activities.
(n)    The decision of the arbitrator shall be final and binding. The arbitration proceeding shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq., and the prevailing party may seek to enforce the judgment of the arbitrator exclusively in any state or federal court of competent jurisdiction in any State of the United States of America. The non-prevailing party may not seek judicial review of any finding, decision or judgment by the arbitrator.
(o)    The Bank, the Representative, the arbitrator and CPR and their respective attorneys and agents shall treat the proceedings, any materials produced in connection with such proceeding and the decisions of the arbitrator as confidential, except in connection with judicial proceedings ancillary to the arbitration, such as enforcement of an award, and unless otherwise required by law or to protect a legal right of a party; provided, that the conclusion of whether or not the Eligibility Criteria were satisfied (including identifying each particular criterion of the Eligibility Criteria that were not satisfied) and whether or not a related removal obligation exists (collectively, the "Arbitration Determination") may be made public by the Bank, the Representative and their respective agents (including, to the extent applicable, the Securities Administrator).
(p)    Initially, the Bank shall pay 100% of the costs and expenses of the arbitrator and the costs of the arbitration proceeding, in each case, to the extent such costs and expenses are payable prior to the conclusion of the related arbitration proceeding, and each of the Bank and the Representative shall bear their own respective costs, expenses, attorneys' fees and other legal expenses in connection with any arbitration proceeding under this Section 15. However, if the Bank is the non-prevailing party (as determined by the arbitrator subject to the last sentence of this clause (p)), the Bank shall (i) bear all costs of arbitration including the cost and expenses of the arbitrator and the cost of the arbitration proceeding and (ii) reimburse the Representative for its costs, expenses, attorneys' fees and other legal expenses incurred in connection with the related dispute and arbitration proceeding (including, if the Representative is the prevailing party, any expenses of any party hired by the Representative to perform a breach review in respect of the related Reference Obligation), provided that the Bank shall not be required to reimburse pursuant to this clause (ii) more than $25,000 of the aggregate amount of such costs, expenses, attorneys' fees and legal expenses in respect of each related Reference Obligation that was the subject of such dispute and arbitration proceeding (which, for the avoidance of doubt, shall be exclusive of the fee due to the arbitrator). If the Bank is the prevailing party (as determined by the arbitrator subject to the last sentence of this clause (p)), the sum of (i) all costs of arbitration including the cost and expenses of the arbitrator and the cost of the arbitration proceeding and (ii) the costs, expenses, attorneys' fees and other legal expenses of the Bank incurred in connection with the related dispute and arbitration proceeding shall be allocated to reduce the Current Interest payable on the Classes of Notes in accordance with Section 7(e) hereof. The Bank and the Representative shall use reasonable efforts to locate an arbitrator that will agree to be retained in connection with an arbitration proceeding hereunder for a fee of $25,000 or less; provided, however, that if the Bank and the Representative cannot locate an arbitrator that will agree to such fee, then such fee limit shall not apply. In the event that multiple Reference Obligations for which an Arbitration Notice has been delivered are subject to the same arbitration proceeding, then the prevailing party shall be the party whose position prevails with respect to more than 50% of such Reference Obligations, measured by the number of such Reference Obligations without regard to any Reference Obligation's Unpaid Principal Balance.
(q)    If the Representative is the prevailing party, the Representative shall submit to the Securities Administrator and the Bank a copy of all documented costs and expenses and a copy of all invoices representing costs, expenses, attorneys' fees and other legal expenses incurred in connection with the arbitration proceeding, and the Securities Administrator shall pay such costs, expenses, attorneys' fees and legal expenses to the Representative within 30 days of receipt of such documents subject to Section 15(p) hereof and subject to the Bank's payment of such amount to the Securities Administrator pursuant to Section 11(a) hereof. Any dispute as to the recoverable amount of the Representative's costs, expenses, attorneys' fees and other legal expenses, shall be resolved by the arbitrator.
(r)    In connection with any termination of the Reviewer pursuant to the second paragraph of Section 3.04(c) of the Review Agreement that results in the Termination Fee (as defined in the Review Agreement) being payable to the Reviewer during the related Collection Period, the amount of that Termination Fee shall be paid to the Securities Administrator by the Directing Noteholders or Majority Directing Noteholders, as applicable, that directed the Securities Administrator to remove the Reviewer.
Section 16.    Notices to Holders.
(a)    On behalf of and at the request and expense of the Bank, the Securities Administrator shall give all notices required to be given by the Bank in accordance with the Notes.
(b)    All notices shall be mailed by the Securities Administrator by first-class mail, postage prepaid, to the holders thereof at their addresses appearing in the Note Register.
Section 17.    Cancellation of Notes.
(a)    All Notes which are redeemed pursuant to the provisions of this Agreement shall be cancelled by the Securities Administrator upon the Securities Administrator acquiring possession of the security certificates representing such Notes.
(b)    A certificate stating the following shall be given to the Bank by the Securities Administrator as soon as reasonably practicable after receipt by the Securities Administrator of written request therefor:
(i)    the aggregate principal amount of Notes which have been redeemed and the aggregate amount paid in respect thereof;
(ii)    the number of Notes cancelled; and
(iii)    the aggregate amount paid with respect to interest on the Notes.
(c)    Subject to being duly notified in due time, the Securities Administrator shall, upon the written request of the Bank, give a certificate to the Bank, within three months of the date of redemption and cancellation of Notes as aforesaid, stating the principal amount of Notes so redeemed and cancelled.
(d)    The Securities Administrator shall dispose of (in accordance with its customary procedures) all cancelled Notes (unless otherwise instructed by the Bank) and, promptly upon destruction, furnish the Bank upon its written request, a certificate of the serial numbers of the Notes so disposed of.
(e)    Without prejudice to the obligations of the Securities Administrator pursuant to Section 17(b), the Securities Administrator shall keep a full and complete record of all Notes and of all replacement Notes issued in substitution for mutilated, defaced, destroyed, lost or stolen Notes. The

Securities Administrator shall at all reasonable times upon reasonable prior request make such record available to the Bank and any person authorized by any of them for inspection and for the taking of copies thereof or extracts therefrom.
(f)    All records and certificates made or given pursuant to this Section 17 and Section 18 shall make a distinction between Notes of each Class, as appropriate.
Section 18.    Issue of Replacement Notes.
(a)    The Bank will cause a sufficient quantity of additional forms of Notes to be available, upon request, to the Securities Administrator at its specified office for the purpose of issuing replacement Notes as provided below.
(b)    The Securities Administrator will, subject to and in accordance with the terms of the Notes and the following provisions of this Section 18, cause to be delivered any replacement Notes which the Bank may determine to issue in place of Notes which have been lost, stolen, mutilated, defaced or destroyed.
(c)    The Securities Administrator shall not issue any replacement Note unless and until the applicant therefor shall have:
(i)    paid such costs as may be incurred in connection therewith;
(ii)    furnished it with such evidence (including evidence as to the serial number of such Note) and indemnity (which may include a bank guarantee) as the Bank and the Securities Administrator may reasonably require; and
(iii)    in the case of any mutilated or defaced Note, surrendered the same to the Securities Administrator.
(d)    The Securities Administrator shall cancel any mutilated or defaced Notes with respect to which replacement Notes have been issued pursuant to this Section 18 and shall furnish the Bank with a certificate stating the serial number(s) (if known) of the Notes so cancelled and, unless otherwise instructed by the Bank in writing, shall dispose of (in accordance with its customary procedures) such cancelled Notes and furnish the Bank with a disposal certificate containing the information specified in Section 18(c).
(e)    The Securities Administrator shall, on issuing any replacement Note, promptly inform the Bank of the serial number of such replacement Note issued and (if known) of the serial number of the Note in place of which such replacement Note has been issued.
Section 19.    Copies of this Agreement available for inspection.
The Securities Administrator shall, for as long as any Note remains outstanding, hold copies of this Agreement, the Private Placement Memorandum (as amended or supplemented from time to time), each Basic Document, the Bank's Articles of Association and By-Laws, as amended or restated from time to time, and any documents incorporated by reference into the Private Placement Memorandum available for inspection. For this purpose, the Bank shall furnish the Securities Administrator with sufficient copies of each of such documents.
Section 20.    Reserved.
Section 21.    Indemnity; Limitation on Liability.
(a)    The Bank shall indemnify Computershare Trust Company, N.A., both in its individual capacity and in its capacity as Securities Administrator, and its directors, officers, employees and agents for any claim, loss, liability, damage, cost, fee or expense (including, without limitation, reasonable attorneys' fees and disbursements) incurred or expended without negligence, bad faith or willful misconduct on its or their part (as determined by a court of competent jurisdiction), arising directly out of, or directly in connection with (a) investigating, preparing for, defending itself or themselves against, or prosecuting for itself or themselves, or on behalf of the Bank, any dispute or legal proceeding, whether pending or threatened, that is related directly or indirectly in any way to the Bank, this Agreement or the Notes, (b) pursuing enforcement (including without limitation by means of any action, claim, or suit brought by Computershare Trust Company, N.A. for such purpose) of any indemnification or other obligation of the Bank (the indemnification afforded under this clause (b) to include, without limitation, any legal fees, costs and expenses incurred by Computershare Trust Company, N.A. in connection therewith), or (c) the performance of any or all of its or their duties and responsibilities or the exercise or lack of exercise of any or all of its or their powers, rights or privileges under this Agreement.
(b)    The Securities Administrator shall not be liable for any action taken or omitted hereunder except for its own negligence, bad faith or willful misconduct or that of its officers or employees.
(c)    The benefits of this Section 21 shall survive the termination or assignment of this Agreement and the resignation or removal of the Securities Administrator.
Section 22.    Repayment by the Securities Administrator.
The Securities Administrator shall, subject to any applicable escheatment laws, repay to the Bank sums equivalent to any amounts paid by the Bank to the Securities Administrator for the payment of principal (and premium, if any) or interest with respect to any Registered Notes and remaining unclaimed at the end of one year after the principal of such Registered Notes shall have become due and payable (whether at the Stated Maturity Date or otherwise) and monies sufficient therefor shall have been duly made available for payment, provided that there is no outstanding, bona fide and proper claim with respect to such amounts. Upon such repayment, all liability of the Securities Administrator with respect to such funds shall cease, and thereafter any applicable owner or holder of Notes shall look solely to the Bank for payment of such amounts.
Section 23.    Concerning the Securities Administrator.
(a)    The Securities Administrator shall be entitled to deal with money remitted to the Distribution Account by the Bank for the purpose of this Agreement in the same manner as other money paid to a banker by its customers except:
(i)    that it shall not exercise any right of set-off, lien or similar claim in respect thereof; and
(ii)    as provided in Section 23(b) below.
(b)    In acting hereunder and in connection with the Notes, the Securities Administrator shall act solely as an agent of the Bank and will not thereby assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Notes, except that all funds held by the Securities Administrator for payment to the Noteholders shall be held in trust and applied as set forth herein, but need not be segregated from other funds except as required by law.
(c)    The Securities Administrator hereby undertakes to the Bank to perform such duties, and only such duties, as are specifically set forth in this Agreement, in the Notes and in the other Basic Documents. No implied duties or obligations shall be read into this Agreement, the Notes or the other Basic Documents against the Securities Administrator, and any permissive right of the Securities Administrator provided for in this Agreement shall not be construed as a duty of the Securities Administrator.
(d)    The Securities Administrator may consult with legal and other professional advisers and the written opinion of such advisers, rendered in good faith, shall be full and complete protection with respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the opinion of such advisers.

(e)    The Securities Administrator may conclusively rely upon, and shall be protected and incur no liability for any action taken, omitted or suffered by it in reliance upon, any instruction, request or order from the Bank or any notice, resolution, direction, consent, certificate, affidavit, statement, cable or other paper or document which it reasonably believes to be genuine and to have been delivered, signed or sent by the proper party or parties.
(f)    The Securities Administrator and its officers, directors and employees may become the owner of, or acquire any interest in, any Notes with the same rights that such Person would have if the Securities Administrator were not appointed hereunder, and may engage or be interested in any financial or other transaction with the Bank and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or in connection with any other obligations of the Bank as freely as if the Securities Administrator was not appointed hereunder.
(g)    The Securities Administrator shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.
(h)    In no event shall the Securities Administrator be responsible or liable for any special, indirect, punitive or consequential losses or damages of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Securities Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.
(i)    The Securities Administrator shall not be liable in its individual capacity for any error of judgment made in good faith by a Responsible Officer or other officers thereof unless it shall be proved that the Securities Administrator was negligent in ascertaining the pertinent facts (as determined by a court of competent jurisdiction).
(j)    The Securities Administrator shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;
(k)    The Securities Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the requisite percentage of the Noteholders, and if no percentage is specified in connection with a particular direction, a majority in principal amount of the Notes then Outstanding.
(l)    The Securities Administrator shall not be responsible for any act or omission of the Bank in any of its capacities under the Basic Documents.
(m)    The Securities Administrator shall have no duty (i) to record or file this Agreement or (ii) to prepare or file any financing statement, continuation statement or similar filing to maintain the same.
(n)    Knowledge or information acquired by Computershare Trust Company, N.A. in its capacity as Securities Administrator hereunder or under any Basic Document shall not be imputed to any Affiliate of Computershare Trust Company, N.A. and vice versa.
(o)    The Securities Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by the Noteholders of a majority in principal amount of the Notes then Outstanding; provided, however, that, if the payment within a reasonable time to the Securities Administrator of the expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Securities Administrator, not reasonably assured to the Securities Administrator by the security afforded to it by the Noteholders providing such direction, the Securities Administrator may require reasonable indemnity against such expense or liability or payment of such estimated expenses from the Noteholders as a condition to proceeding, and the reasonable expense of such investigation shall be paid by the Noteholders requesting such investigation.

(p)    The Securities Administrator may execute any of the trusts or powers hereunder or perform any of its duties hereunder either directly or by or through agents, custodians or attorneys, which agents, custodians or attorneys shall have any and all of the rights, powers, duties and obligations of the Securities Administrator conferred on them by such appointment; provided, that the Securities Administrator shall continue to be responsible for its duties and obligations hereunder to the extent provided herein.
(q)    Other than with respect to any information that the Securities Administrator has an express duty hereunder to review, the Securities Administrator shall not be deemed to have knowledge of any fact or matter for purposes of this Agreement unless a Responsible Officer of the Securities Administrator (i) has actual knowledge thereof or (ii) receives written notice with respect thereto.
(r)    In connection with any request that the Securities Administrator take any action or refrain from taking any action not expressly authorized herein, the Securities Administrator may request and conclusively rely upon, and shall be protected in acting or refraining from acting upon, an officer's certificate of the Bank or an opinion of counsel.
(s)    The Securities Administrator shall have no obligation to take any action that is not in accordance with applicable law.
(t)    The Securities Administrator shall not be liable for any loss or damage, or any failure or delay in the performance by it of any of its obligations hereunder, to the extent such loss, damage, failure or delay is the result of a Force Majeure Event; provided that the Securities Administrator used reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
(u)    The recitals contained in this Agreement and in the Notes (other than the signature of authentication of the Securities Administrator on the Notes) shall not be taken as statements of the Securities Administrator, and the Securities Administrator makes no representation as to the validity or sufficiency of the Notes.
(v)    The Securities Administrator shall not be charged with knowledge of any Event of Default unless a Responsible Officer of the Securities Administrator obtains actual knowledge of such event or a Responsible Officer of the Securities Administrator receives written notice thereof, and in the absence of such actual knowledge or written notice the Securities Administrator shall have no obligation to determine whether any Event of Default has occurred.
(w)    Notwithstanding anything herein to the contrary, in no event shall the Securities Administrator be required to perform services under this Agreement, or to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the timely payment of its fees and expenses or the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(x)    To the extent the Securities Administrator determines that any substantial ambiguity exists in the interpretation of any definition, provision or term contained in this Agreement pertaining to the performance of its duties hereunder, or to the extent more than one methodology can be used to make any of the determinations or calculations to be performed by the Securities Administrator hereunder, the Securities Administrator may request written direction from the Bank as to the interpretation or methodology it should adopt with respect thereto. The Bank shall promptly provide such written direction, and the Securities Administrator shall be entitled conclusively to rely upon, and shall be protected and held harmless in acting upon, such written direction.
Section 24.    Appointment of Successor Reviewer; Termination of Redemption Calculation Agent.
(a)    If the Securities Administrator is required to appoint a successor Reviewer pursuant to Section 3.04 of the Review Agreement at the direction of Noteholders having in the aggregate Note

Percentages of more than 25% or 50%, as applicable (in each case, the "Reviewer Termination Noteholders"), then the Reviewer Termination Noteholders shall provide the Securities Administrator with the name and contact information of a proposed successor Reviewer and the name of each Required Noteholder. Upon receipt of such information, the Securities Administrator shall promptly provide written notice of the name of the proposed successor Reviewer to the Bank. If the Bank does not object to the appointment of such proposed successor Reviewer within ten Business Days of delivery of such written notice to the Bank by providing written notice to the Securities Administrator of such objection, the Securities Administrator shall contact the proposed successor Reviewer to determine if such Person is willing to serve as the successor Reviewer and to represent that it is a Qualified Reviewer. If the proposed successor Reviewer is willing to consider the request to serve as the successor Reviewer, the Securities Administrator shall provide the proposed successor Reviewer with a copy of the Review Agreement and the names of the Bank and each Required Noteholder. If (i) the Bank objects to the appointment of such Person as successor Reviewer within ten Business Days of its receipt of written notice from the Securities Administrator of the identity of the proposed successor Reviewer by providing written notice to the Securities Administrator of such objection or (ii) the proposed successor Reviewer either will not serve as the successor Reviewer or will not represent that it is a Qualified Reviewer, then the Securities Administrator shall notify the Reviewer Termination Noteholders of such fact and the Reviewer Termination Noteholders shall provide the Securities Administrator with the name and contact information of another proposed successor Reviewer. The provisions of this clause (a) shall be repeated until the Securities Administrator receives written notice from a proposed successor Reviewer that such Person is willing to serve as the successor Reviewer and that such Person is a Qualified Reviewer and, if the Bank does not object to such proposed successor Reviewer, then the Securities Administrator shall promptly appoint such Person as the successor Reviewer by written instrument and provide the notices required pursuant to the Review Agreement.
(b)    The Securities Administrator shall not be responsible for determining whether any proposed successor Reviewer is a Qualified Reviewer, and shall be entitled to conclusively rely, without further investigation, on any representation from a proposed successor Reviewer that it is a Qualified Reviewer.
(c)    If the Securities Administrator receives written instruction and satisfactory indemnity from Noteholders having in the aggregate Note Percentages of at least 50%, the Securities Administrator shall, upon 90 days' written notice, remove the Redemption Calculation Agent, and the Bank shall appoint a successor Redemption Calculation Agent.
Section 25.    Changes in Securities Administrator.
(a)    The Bank agrees that, until no Note is outstanding or until monies for the payment of all amounts with respect to all outstanding Notes have been made available to the Securities Administrator (whichever is later), there will at all times be a Securities Administrator. Any change in Securities Administrator contemplated in this Section 25 shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 days' prior notice thereof shall have been given to the Noteholders in accordance with Section 16; provided that no such change shall take effect (except in the case of insolvency) within 5 days before or after any Payment Date.
(b)    The Securities Administrator may (subject to the provisions of Section 25(d)) at any time resign as Securities Administrator by giving 60 days' advance written notice to the Bank or such shorter period as shall be acceptable to the Bank.
(c)    The Securities Administrator may (subject to the provisions of Section 25(d)) be removed at any time upon 30 days' advance written notice from the Bank, unless the Securities Administrator shall have failed to perform its obligations under this Agreement in which case the Securities Administrator may be removed by the Bank by the delivery to the Securities Administrator of written notice by the Bank specifying such removal and, to the extent known, identifying the designated successor Securities Administrator.
(d)    Any resignation under Section 25(b) or removal under Section 25(c) shall only take effect upon the appointment by the Bank of a successor Securities Administrator. If, by the day falling 10 days before the expiration of any notice under Section 25(b) or Section 25(c), as applicable, the Bank has not appointed a successor Securities Administrator, then the Securities Administrator shall be entitled, on behalf of and at the expense of the Bank, either to appoint as a successor securities administrator such reputable financial institution of good standing as it may reasonably determine to be capable of performing the duties of the Securities Administrator hereunder, or to petition a court of competent jurisdiction to appoint a successor securities administrator. The Bank shall promptly provide written notice of any such appointment of a successor Securities Administrator to the Rating Agency.
(e)    In case at any time the Securities Administrator (i) resigns under Section 25(b) or (ii) is removed under Section 25(c) (including in connection with any Insolvency Event), a successor securities administrator may be appointed by the Bank by an instrument in writing signed by the successor securities administrator. Upon the appointment of a successor securities administrator pursuant to Section 25(d) or this Section 25(e), the Securities Administrator so superseded shall cease to be the Securities Administrator hereunder.
(f)    Upon its resignation or removal becoming effective, the Securities Administrator shall:
(i)    promptly transfer all monies held by it hereunder and the records referred to in Sections 9(a) and 17(e) to the successor Securities Administrator hereunder; and
(ii)    be entitled to payment by the Bank of any accrued and unpaid Securities Administrator Fees and to the reimbursement of all reasonable out-of-pocket expenses (including legal fees and together with any applicable value added tax or similar tax thereon) incurred by it up to such date and for any amounts due under Section 21.
(g)    Upon its appointment becoming effective, a successor Securities Administrator shall, without further act, deed or conveyance, become vested with all the authority, rights, powers, trust, immunities, duties and obligations of such predecessor with like effect as if originally named as Securities Administrator hereunder.
Section 26.    Merger and Consolidation.
Any corporation into which the Securities Administrator may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Securities Administrator shall be a party, or any corporation to which the Securities Administrator shall sell or otherwise transfer all or substantially all its assets shall, on the date when such merger, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Securities Administrator under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto (except that the Bank may require the execution of documentation reflecting the assumption by any such successor of the obligations of the Securities Administrator hereunder), and after said effective date all references in this Agreement to the Securities Administrator shall be deemed to be references to such successor corporation. Notice of any such merger, consolidation or transfer shall promptly be given to the Bank by the Securities Administrator.
Section 27.    Notifications.
Following receipt of notice of resignation from the Securities Administrator and promptly upon appointing a successor Securities Administrator or on giving notice to terminate the appointment of the Securities Administrator, the Bank shall give or cause to be given not less than 10 days' notice thereof to the Noteholders in accordance with Section 16. The Bank shall promptly provide written notice to the Rating Agency of (i) the Bank's receipt of any notice of resignation from the Securities Administrator or (ii) the Bank's providing notice of termination to the Securities Administrator.
Section 28.    Change of Corporate Trust Office.
If the Securities Administrator determines to change its Corporate Trust Office it shall give to the Bank written notice of such determination giving the address of the new Corporate Trust Office (which shall be in the United States) and stating the date on which such change is to take effect, which shall not be less than 10 days thereafter. The Securities Administrator shall also give notice thereof to the Noteholders in accordance with Section 16 within 30 days of such change in its Corporate Trust Office.
Section 29.    Notices.
Any notice or communication given hereunder shall be sufficiently given or served (i) if to the Bank, delivered to the relevant address specified on the signature page hereof and (ii) if to the Securities Administrator, delivered to the Corporate Trust Office. In the case of (i) or (ii), if such notice or communication is delivered as set forth in the preceding sentence, it shall be deemed to have been given at the time of receipt by the applicable party.
Section 30.    Termination.
This Agreement shall terminate upon the earlier of (i) the distribution by the Securities Administrator to the Noteholders of the amount that reduces each Class' Class Principal Amount to zero and (ii) subject to any applicable escheatment laws, the distribution by the Securities Administrator to the Bank of any funds pursuant to Section 14(g).
Section 31.    Security Agreement.
For the avoidance of doubt, without limiting any rights of the Bank with respect to its rights to the proceeds arising from the sale of the Notes, each Noteholder by purchasing an interest in a Note hereby grants a security interest in all of such Noteholder's right, title and interest in, to and under the proceeds arising from the sale of the Notes, and for all purposes this Agreement shall constitute a security agreement and collateral agreement.
Section 32.    Amendments; Meetings of Holders.
(a)    The Notes may be amended by the Bank, and this Agreement may be amended by the Bank and the Securities Administrator, (i) for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein, (ii) to conform any provisions of the Notes or this Agreement to the descriptions of the Basic Documents contained in the Private Placement Memorandum or (iii) in any manner which the Bank (and, in the case of this Agreement, the Securities Administrator) may deem necessary or desirable and which shall not, as evidenced by an officer's certificate of the Bank, materially and adversely affect the interests of the holders of the Notes, to all of which each holder of Notes shall, by acceptance thereof, be deemed to have consented. In addition, with the written consent of the holders of at least 66-2/3% of the principal amount of the Notes to be affected thereby, the Bank and the Securities Administrator may from time to time and at any time enter into agreements modifying or amending this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of this Agreement; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby, (i) change the Stated Maturity Date with respect to any Note or reduce or cancel the amount payable at maturity; (ii) reduce the amount payable or modify the payment date for any interest with respect to any Note or vary the method of calculating the rate of interest with respect to any Note unless any such reduction, modification or variation arises in connection with a Benchmark Transition Event, Benchmark Replacement, Benchmark Replacement Adjustment, any change in Corresponding Tenor, or any Benchmark Replacement Conforming Changes or SOFR Adjustment Conforming Changes; (iii)  modify the currency in which payments under any Note appertaining thereto are to be made; (iv) reduce the percentage in principal amount of outstanding Notes the consent of the holders of which is necessary to modify or amend this Agreement or to waive any future compliance or past default; or (v) reduce the percentage in principal amount of outstanding Notes the consent of the holders of which is required at any meeting of holders of Notes at which a resolution is adopted. In addition, the Reviewer is a third party beneficiary of this Agreement, and no change to its rights hereunder, including without limitation rights to payment, shall be made without its prior written consent. Any instrument given by or on behalf of any holder of a Note in connection with any consent to any such modification, amendment or waiver shall be irrevocable once given and shall be conclusive and binding on all subsequent holders of such Note. Any modifications, amendments or waivers to this Agreement or the provisions of the Notes shall be conclusive and binding on all holders of Notes, whether or not notation of such modifications, amendments or waivers is made upon the Notes. It will not be necessary for the consent of the holders of Notes to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The Bank shall promptly provide written notice of any such amendment to the Rating Agency.
(b)    Prior to entering into any amendment, the Securities Administrator shall be provided with an opinion of counsel (at the expense of the Bank) to the effect that such amendment is permitted under this Section 32 and all conditions precedent thereto have been met. All expenses of the Securities Administrator incurred in connection with any amendment (including without limitation reasonable attorneys' fees) shall be paid by the Bank. Prior to the execution of any amendment pursuant to this Section 5.01, the Bank shall provide written notification of the substance of such amendment to the Rating Agency, and promptly after the execution of any such amendment, the Bank shall furnish a copy of such amendment to the Rating Agency.
(c)    It shall not be necessary for the consent of Noteholders under this Section 32 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable regulations as the Securities Administrator may prescribe.
(d)    A meeting of holders of Notes may be called at any time and from time to time to make, give or take any request, demand authorization, direction, notice, consent, waiver or other action provided by this Agreement or the Notes to be made, given or taken by holders of Notes.
(e)    If requested by the Bank or the holders of at least 25% in principal amount of the outstanding Notes, the Securities Administrator shall call a meeting of holders of Notes for any purpose specified in Section 32(d) to be held at such time and at such place in New York, New York as the Bank shall determine. Notice of every meeting of holders of Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given by the Securities Administrator on behalf of the Bank to the holders of the Notes, in the same manner as provided in Section 16, not less than 21 nor more than 180 days prior to the date fixed for the meeting. If at any time the Bank or the holders of at least 25% in principal amount of the outstanding Notes shall have requested the Securities Administrator to call a meeting of the holders to take any action authorized in Section 32(d), by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Securities Administrator shall not have given notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the holders of Notes in the amount above-specified may determine the time and the place in New York, New York for such meeting and may call such meeting by giving notice thereof as provided in this Section 32(e).
(f)    To be entitled to vote at any meeting of holders of Notes, a person shall be a holder of outstanding Notes at the time of such meeting, or a person appointed by an instrument in writing as proxy for such holder.
(g)    The Securities Administrator may make such reasonable regulations as it may deem advisable for any meeting of holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. The Securities Administrator shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Bank or holders of Notes as provided above, in which case the Bank or the holders of Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the persons entitled to vote a majority in principal amount of the outstanding Notes represented at the meeting. The chairman of the meeting shall have no right to vote, except as a holder of Notes or proxy. A record, at least in triplicate, of the proceedings of each meeting of holders of Notes shall be prepared, and one such copy shall be delivered to the Bank and another to the Securities Administrator to be preserved by the Securities Administrator.
Section 33.    Reserved.
Section 34.    Headings.
The headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.
Section 35.    Governing Law; Submission to Jurisdiction.
This Agreement is governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America. Each party hereto and each Noteholder hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for purposes of all legal proceedings arising out of or relating to this Agreement, any other Basic Document or the transactions contemplated hereby or thereby. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
Section 36.    Counterparts.
This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (the "UCC") for any applicable jurisdiction (collectively, "Signature Law"), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.
Section 37.    Waiver of Jury Trial.
EACH OF THE BANK, THE SECURITIES ADMINISTRATOR, ANY TRANSFER AGENT AND THE NOTEHOLDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER BASIC DOCUMENTS OR THE NOTES.
Section 38.    Severability Clause.
In case any provision in this Agreement or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 39.    AML Compliance.
The parties hereto acknowledge that in accordance with such laws, regulations and executive orders of the United States or any state or political subdivision thereof as are in effect from time to time applicable to financial institutions relating to the funding of terrorist activities and money laundering, including without limitation the Patriot Act and regulations promulgated by the Office of Foreign Asset Control (all such laws, regulations and executive orders, collectively, "AML Law") the Securities Administrator is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Securities Administrator. The Bank hereby agrees that it shall provide the Securities Administrator with such information in its possession as the Securities Administrator may request from time to time in order to comply with any applicable requirements of AML Law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Bank

WESTERN ALLIANCE BANK By: Name: Title:	1 E. Washington Street Suite 1400 Phoenix, AZ 85004 Attn: Legal Department with an email copy to: TreasuryCorporate@WesternAllianceBank.com

Signature page to Note Issuance and Administration Agreement
Western Mortgage Reference Notes Series 2021-CL2

Securities Administrator

COMPUTERSHARE TRUST COMPANY, N.A. By: Name: Title:	Computershare Trust Company, N.A., MAC N9300-070 600 South Fourth Street, 7th Floor Minneapolis, Minnesota 55415

Signature page to Note Issuance and Administration Agreement
Western Mortgage Reference Notes Series 2021-CL2

EXHIBIT A
FORM OF TRANCHED CREDIT DEFAULT SWAP

    A-1

EXHIBIT B

[FORM OF REGISTERED GLOBAL NOTE]

WESTERN ALLIANCE BANK, NATIONAL ASSOCIATION

WESTERN MORTGAGE REFERENCE NOTES

Series 2021-CL2	Note Class: [ ]
Certificate Number: [ ]	Class Principal Amount: $[ ]
Rule 144A CUSIP Number: [ ]	Date of Initial Issue: December 29, 2021
Class Coupon: See Note Issuance and Administration Agreement	Stated Maturity Date: July 2059
Holder: CEDE & CO.	First Payment Date: January 25, 2022

THIS NOTE IS AN OBLIGATION OF WESTERN ALLIANCE BANK ONLY.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF THE NOTE ISSUANCE AND ADMINISTRATION AGREEMENT.
THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES (A) TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE ONLY TO A PERSON THAT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A OF THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN A PRINCIPAL AMOUNT OF NOT LESS THAN [$250,000]1 [$350,000]2 AND IN GREATER WHOLE NUMBER DENOMINATIONS OF $1 IN EXCESS THEREOF, TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OF THE SECURITIES ACT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, (B) IN ACCORDANCE WITH ALL
1    For Class M-1, Class M-2 and Class M-3 only
2    For Class M-4, Class M-5 and Class B only.

APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTIONS AND (C) THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS NOTE OF THE RESALE RESTRICTIONS SET FORTH IN (A) AND (B) ABOVE.
EACH PURCHASER OF THIS NOTE WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE NOTE ISSUANCE AND ADMINISTRATION AGREEMENT. ANY SALE OR TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE SECURITIES ADMINISTRATOR OR ANY INTERMEDIARY. IF AT ANY TIME THE ISSUER DETERMINES OR IS NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE NOTE ISSUANCE AND ADMINISTRATION AGREEMENT, THE ISSUER AND THE SECURITIES ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF THIS NOTE OR SUCH INTEREST IN THIS NOTE VOID AND REQUIRE THAT THIS NOTE OR SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER.
EACH PURCHASER OR TRANSFEREE OF THIS NOTE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) SUCH PURCHASER OR TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THAT IS SUBJECT TO TITLE I OF ERISA, A PLAN AS DEFINED IN SECTION 4975(E) OF THE CODE THAT IS SUBJECT TO SECTION 4975 OF THE CODE, AN ENTITY THAT IS DEEMED TO HOLD ASSETS OF ANY OF THE FOREGOING BY VIRTUE OF SUCH EMPLOYEE BENEFIT PLAN'S OR PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN"), A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE ("SIMILAR LAW"), OR A PERSON INVESTING ON BEHALF OF OR WITH ASSETS OF ANY SUCH PLAN, OR (B) IN THE CASE OF A CLASS M-1, CLASS M-2 OR CLASS M-3 NOTE, THE ACQUISITION,HOLDING AND TRANSFER OF SUCH NOTE OR ANY INTEREST THEREIN WILL NOT CONSTITUTE OR RESULT IN, IN THE CASE OF A PLAN, A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN SUBJECT TO ANY SIMILAR LAW, A VIOLATION OF ANY SIMILAR LAW.
NO TRANSFER OF THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN MAY BE MADE TO ANY PERSON IN A DENOMINATION OF LESS THAN U.S.[$250,000]3 [$350,000]4 (AND INTEGRAL MULTIPLES OF U.S. $1 IN EXCESS THEREOF), AND EACH PURCHASER OR TRANSFEREE OF THIS NOTE WILL BE DEEMED TO HAVE REPRESENTED THAT, IF IT IS ACTING AS A NOMINEE OR IN A SIMILAR CAPACITY, NO BENEFICIAL OWNER FOR WHICH IT IS ACTING AS A NOMINEE OWNS LESS THAN SUCH MINIMUM DENOMINATION.
EACH NOTEHOLDER AND BENEFICIAL OWNER OF A NOTE, BY ACCEPTANCE OF SUCH NOTE OR AN INTEREST IN SUCH NOTE, SHALL BE DEEMED TO UNDERSTAND AND ACKNOWLEDGE THAT FAILURE TO PROVIDE THE ISSUER AND THE SECURITIES ADMINISTRATOR AS ITS PAYING AGENT WITH THE PROPERLY COMPLETED AND SIGNED APPLICABLE TAX CERTIFICATIONS
3    For Class M-1, Class M-2 and Class M-3 only
4    For Class M-4, Class M-5 and Class B only.

(GENERALLY, IN THE CASE OF U.S. FEDERAL INCOME TAX, AN IRS FORM W-9 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A U.S. PERSON OR THE APPLICABLE IRS FORM W-8 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS NOT A U.S. PERSON) WILL RESULT IN WITHHOLDING FROM PAYMENTS IN RESPECT OF SUCH NOTE, INCLUDING U.S. FEDERAL TAX WITHHOLDING. IN ADDITION TO THE FOREGOING, BECAUSE OF THE UNCERTAINTY REGARDING THE U.S. FEDERAL INCOME TAX CHARACTERIZATION OF THE CLASS M-4, CLASS M-5 AND CLASS B NOTES, THE ISSUER AND THE SECURITIES ADMINISTRATOR AS ITS PAYING AGENT WILL TREAT ANY PAYMENTS ON THE CLASS M-4, CLASS M-5 AND CLASS B NOTES AS SUBJECT TO U.S. WITHHOLDING TAX. UNLESS AN INVESTOR IN ANY SUCH NOTE SATISFIES THE APPLICABLE CERTIFICATION AND IDENTIFICATION REQUIREMENTS TO ESTABLISH THAT THE INVESTOR IS EXEMPT FROM U.S. FEDERAL INCOME TAX WITHHOLDING ON PAYMENTS THAT ARE NOT INTEREST FOR U.S. FEDERAL INCOME TAX PURPOSES, THE ISSUER AND THE SECURITIES ADMINISTRATOR AS ITS PAYING AGENT INTEND TO WITHHOLD U.S. FEDERAL INCOME TAX FROM ALL PAYMENTS ON SUCH NOTE. IT IS EXPECTED THAT OTHER WITHHOLDING AGENTS MAKING SUCH PAYMENTS TO SUCH INVESTORS WILL ALSO WITHHOLD U.S. FEDERAL INCOME TAX TO THE SAME EXTENT. NEITHER THE ISSUER NOR THE SECURITIES ADMINISTRATOR AS ITS PAYING AGENT WILL PAY ANY ADDITIONAL AMOUNTS ("GROSS-UP PAYMENTS") NEEDED TO OFFSET THE EFFECT OF SUCH WITHHOLDING ON ANY HOLDER OR INVESTOR. INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. WITHHOLDING TAX RULES TO THEIR NOTES AND THE AVAILABILITY OF ANY REDUCTION IN TAX PURSUANT TO AN INCOME TAX TREATY.
[FOR CLASS M-4, CLASS M-5 AND CLASS B NOTES: EACH PURCHASER OF THIS NOTE OR HOLDER OF A BENEFICIAL INTEREST IN THIS NOTE, BY ITS ACCEPTANCE AND OWNERSHIP OF AN INTEREST IN THIS NOTE, WILL BE DEEMED TO HAVE ACKNOWLEDGED AND AGREED THAT NO PLEDGE OR TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE MADE IF SUCH TRANSFER WOULD CAUSE THE REFERENCE PORTFOLIO OR ANY PORTION OF THE REFERENCE PORTFOLIO TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION, A TAXABLE MORTGAGE POOL OR A PUBLICLY TRADED PARTNERSHIP TAXABLE AS A CORPORATION FOR U.S. FEDERAL INCOME TAX PURPOSES. ANY PLEDGE OR TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN MADE IN VIOLATION OF THE PRECEDING SENTENCE WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN THE PURPORTED TRANSFEREE OR PLEDGEE, AS APPLICABLE.]

Western Alliance Bank (the "Issuer"), for value received, hereby promises to pay to Cede & Co., or its registered assigns, with respect to the Class of Western Mortgage Reference Notes, Series 2021-CL2 represented hereby (the "Notes"), the principal and interest amounts due on each Payment Date and the Stated Maturity Date, unless earlier redeemed or repaid, in accordance with the terms of the Note Issuance and Administration Agreement, dated as of December 29, 2021 (as amended and supplemented from time to time, the "Note Issuance and Administration Agreement"), by and between the Issuer and Computershare Trust Company, N.A., as securities administrator (the "Securities Administrator"), until the principal and interest due on the Notes represented hereby is paid in full or made available for payment.
The terms of the Note Issuance and Administration Agreement are incorporated by reference herein verbatim. Capitalized terms used in this Note and not otherwise defined herein have the meanings assigned in the Note Issuance and Administration Agreement.
This Note may not be exchanged for a Note in bearer form.
This Note is an obligation of the Issuer only.
The Holder of this Note is entitled to the benefit of, and is deemed to have notice of, all of the provisions of the Note Issuance and Administration Agreement. This Note is a master security representing the above-referenced Class of Notes, which have been issued by the Issuer in connection with the Note Issuance and Administration Agreement.
At the request of the registered owner, the Issuer shall promptly issue and deliver one or more separate definitive certificates evidencing each obligation evidenced by this Note under the circumstances and subject to the terms set forth in the Note Issuance and Administration Agreement. As of the date any such definitive certificate or certificates are issued, the obligations which are evidenced thereby shall no longer be evidenced by this Note.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.
            WESTERN ALLIANCE BANK

By:______________________________________
Name:
Title:

Dated: __________ ___, 20___

CERTIFICATE OF AUTHENTICATION

This is the Note for the obligations designated on the face hereof and referred to in the within-mentioned Note Issuance and Administration Agreement.

COMPUTERSHARE TRUST COMPANY, N.A.,
as Securities Administrator

By:______________________________________
     Authorized Signatory

Dated: __________ ___, 20___

TRANSFER NOTICE

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(name, address and taxpayer identification number of assignee to be specified on line above)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints
__________________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
By:_________________________________*/
Signature Guaranteed:

                        */

*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of this Note in every particular, without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Securities Administrator, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Securities Administrator in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
______________________________________________________________________________
Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or the Securities Administrator for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or to such other entity as is requested by an authorized representative of DTC, (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EXHIBIT C

FORM OF ARBITRATION NOTICE
Western Alliance Bank
1 E. Washington Street
Suite 1400
Phoenix, AZ 85004
Attn: Legal Department

Computershare Trust Company, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attn: Client Manager, WAB 2021-CL2

Pentalpha Surveillance LLC
375 N. French Rd. Ste. 100
Amherst, NY 14228
Attention: WAB 2021-CL2 Manager

Re: Arbitration Notice – Western Mortgage Reference Notes, Series 2021-CL2
Pursuant to Section 15(d) of the Note Issuance and Administration Agreement, dated December 29, 2021 (the "Note Issuance and Administration Agreement"), between Western Alliance Bank (the "Bank") as issuer, and Computershare Trust Company, N.A., as securities administrator, (the "Securities Administrator"), this notice constitutes an Arbitration Notice in connection with a Final Determination. Capitalized terms used herein shall have the respective meanings given thereto in the Note Issuance and Administration Agreement.
Pursuant to Section 15(d) of the Note Issuance and Administration Agreement, [the Review Quorum/the Bank] (the "Claimant") hereby provides notice that it wishes to dispute the Final Determination relating to [provide information to identify the Final Determination] (the "Applicable Final Determination"). Pursuant to Section 15(d) of the Note Issuance and Administration Agreement, the Claimant hereby demands that the dispute described more fully below be referred to arbitration pursuant to the CPR Institute Rules.
[Insert description of dispute. If the Arbitration Notice is being submitted by a Review Quorum, information that forms the basis of the dispute shall be referred to in the text of the Arbitration Notice and any related evidence shall be attached to the Arbitration Notice.]
Pursuant to Section 15 of the Note Issuance and Administration Agreement, the Claimant hereby requests that an arbitrator be appointed by the Bank to resolve such dispute.
[If a Review Quorum is submitting the Arbitration Notice, include the following: The undersigned hereby represents and warrants that a Review Quorum has requested arbitration related to the Applicable Final Determination. Attached hereto is evidence that the requisite Note Percentage of Noteholders constituting a Review Quorum has requested arbitration related to the Applicable Final Determination.]

C-1

[________________________]

By:__________________________
Name:
Title:

C-2